SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. __)

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
| |  Preliminary Proxy Statement
| |  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
|x|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_| Soliciting Material Pursuant to |_| ss.240.14a-11(c) or |_| ss.240.14a-12

                               AMERICOM USA, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|x|  No fee required
| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:
          Class A Common Stock
     2)   Aggregate number of securities to which transaction applies: 3,500,014
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $116.67 representing one-third of the principal amount of $350.01, the par value of the securities multiplied by the number of securities to be issued as part of the merger.
     4)   Proposed maximum aggregate value of transaction: ______________
     5)   Total fee paid: ___________________

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)     Amount Previously Paid: ________________________________
     2)     Form, Schedule or Registration Statement No.: ______________
     3)     Filing Party: __________________________________________
     4)     Date Filed: ___________________________________________

                               AMERICOM USA, INC.
                                1303 Grand Avenue
                         Arroyo Grande, California 93420
                                 (805) 542-6700




To the Stockholders of AMERICOM USA, INC.

     The accompanying Proxy Statement contains information concerning (i) the approval of a recapitalization of the outstanding common stock into newly authorized Class A Common Stock and authorization of Class B Common Stock; and
(ii) the approval of a merger with digiCities, Inc. The Board of Directors strongly recommends your approval of these proposals.

     It is important that your shares be represented. Accordingly, we urge you to mark, sign, date and return the enclosed proxy promptly.

                                         Sincerely,



                                    /s/  TOM HOPFENSPERGER
                                         -----------------
                                         Tom Hopfensperger
                                         President

                                 PROXY STATEMENT
                                       of
                               AMERICOM USA, INC.
                                1303 Grand Avenue
                         Arroyo Grande, California 93420
                                 (805) 542-6700

                     Information Concerning the Solicitation

This Proxy Statement is furnished to the stockholders of AmeriCom USA, Inc., a Delaware corporation ("AmeriCom") in connection with the solicitation by AmeriCom's Board of Directors (the "Board"), for an action to be taken by written consent of the stockholders, pursuant to Section 228 of the Delaware General Corporation Law ("DGCL"). The solicitation is to effect a recapitalization of AmeriCom's outstanding stock by exchanging all of its outstanding common stock for a like number of newly authorized Class A Common Stock. At the same time, AmeriCom intends to complete a merger with digiCities, Inc., a California Corporation ("digiCities).

The written consent solicited hereby, if properly signed and returned to AmeriCom, will be voted in accordance with the instructions contained therein. After being voted, the written consent may not be revoked. AmeriCom will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board to the stockholders.

                                   Record Date and Voting Rights

AmeriCom is authorized to issue up to 100,000,000 shares of common stock, par value $0.0001, and 20,000,000 shares of preferred stock, par value $0.0001. As of November 22, 1999, 38,099,235 shares of common stock and no shares of preferred stock were issued and outstanding. Each share of common stock is entitled to one vote on all matters submitted for stockholder approval. The record date for determination of stockholders entitled to consent to the action is November 22, 1999.

                                       Principal Stockholders

The following table sets forth certain information concerning the beneficial ownership of the voting common stock as of December 15, 1999 with respect to each person known by AmeriCom to be the beneficial owner of more than 5% of the outstanding common stock and each of the Company's executive officers and directors. Except as otherwise indicated, AmeriCom believes that all beneficial owners named below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them.



                                                Number of Shares           Percentage
Name of Beneficial Owner                        Beneficially Owned      Beneficially Owned
---------------------------------------        ---------------------   ---------------------

Robert Cezar                                      15,675,070 *                 41.1%

David Loomis                                       2,260,684                    5.9%

All directors and officers as a group             18,924,673                   49.0%
--------------------



* Of this amount 4,548,370 shares are held in trusts of which Robert M. Cezar is a trustee or co-trustee.


                         FAIRNESS HEARING BY CALIFORNIA
                           DEPARTMENT OF CORPORATIONS

On October 15, 1999, AmeriCom filed an Application for a Reorganization Permit with the California Department of Corporations("DOC"). In addition, AmeriCom requested a Fairness Hearing to be held at which time the DOC would make a determination as to the overall fairness of the proposed recapitalization and the merger with digiCities. On December 21, 1999, the Fairness Hearing was held and the DOC found that the terms of the proposed recapitalization and merger were fair and the requested Permit has been issued.

                                  PROPOSAL ONE

                          APPROVAL OF RECAPITALIZATION

In September, 1999, the Board approved both a recapitalization of AmeriCom's outstanding stock and a merger with digiCities. The recapitalization contained in this proposal requires approval by AmeriCom's shareholders and the merger contained in Proposal Two requires approval by the shareholders of both AmeriCom and digiCities. The Board recommends approval. A definitive Merger and Recapitalization Agreement and Plan of Reorganization was signed by AmeriCom and digiCities on September 27, 1999. The closing of the Merger and Recapitalization is subject to various conditions.

Description

The recapitalization and merger is a two-phase transaction. In the first phase, AmeriCom will conduct a recapitalization of its outstanding stock by exchanging all of its currently outstanding common stock for an equal number of newly authorized Class A Common Stock. At the same time, a new class of shares, Class B Common Stock, will be authorized subject to the rights, preferences and privileges as determined, in the future, by the Board. The rights, preferences and privileges of Class B Common Stock could be subordinate or superior to the rights, preferences and privileges of Class A Common Stock. Consequently, the future issuance of Class B Common Stock would have a diluted effect on existing stockholders and possibly superior or different rights, preferences and privileges as compared to the Class A Common Stock. AmeriCom will issue 38,099,235 shares of Class A Common Stock in exchange for the 38,099,235 shares of common stock currently outstanding. The Class A Common Stock will have in effect identical rights, preferences and privileges of the existing common stock.

Simultaneously with the above recapitalization, AmeriCom wishes to consummate a merger (the "Merger") in which it will issue 3,500,000 shares of its Class A Common Stock to shareholders of digiCities in exchange for all of the outstanding shares of digiCities. The conversion ratio will be such that each share of outstanding digiCities' stock will be converted into approximately
37.11 shares of AmeriCom's Class A Common Stock. AmeriCom will also issue 1,500,000 options to purchase its Class A Common Stock to the Holders of existing options in digiCities in substitution for their digiCities Options. AmeriCom currently has outstanding options to purchase 12,960,447 shares of its common stock. AmeriCom is a foreign corporation subject to Section 2115 of the California General Corporation Law.

The digiCities' shareholders will receive an amount of AmeriCom's Class A Common Stock aggregating approximately 8.4% of the outstanding shares of AmeriCom's Class A Common Stock after the exchange pursuant to the Merger. The Holders of digiCities options will receive options to purchase shares of AmeriCom's Class A Common Stock aggregating approximately 3.5% of AmeriCom's Class A Common Stock outstanding after the exchange (on a fully diluted basis). The Articles of Incorporation of AmeriCom will also be amended to authorize 99,000,000 shares of Class A Common Stock, 1,000,000 shares of Class B Common Stock and 10,000,000 shares of preferred stock as part of the recapitalization and merger.

The Merger will be affected under the Merger and Recapitalization Agreement dated September 27, 1999, a copy of which is attached hereto as Exhibit A, and will close no later than January 15, 1999. The Merger and Recapitalization are subject to various conditions including the issuance of a Permit and the holding of a "Fairness Hearing" by the California Department of Corporations and the requisite consent by a majority of the shares held by AmeriCom's and digiCities' shareholders.

AmeriCom will distribute its new Class A Common Stock in the recapitalization transaction by exchanging all currently outstanding common stock with shares of the new Class A Common Stock. Existing shareholders of AmeriCom will exchange their AmeriCom common stock for an identical number of newly authorized AmeriCom Class A Common Stock. As indicated above, AmeriCom 's Class A Common Stock will have substantially identical rights, preferences and privileges as those currently provided by its existing common stock.

Principal Reasons for Recapitalization

The purpose of the recapitalization transaction is to provide AmeriCom with greater flexibility in future business/financial transactions by creating two classes of its common stock. Class A Common Stock will have all of the rights, preferences and privileges that are currently embodied in its common stock. The Class B Common Stock will have rights, preferences and privileges as determined by the Board from time to time but which would be different than the rights, preferences and privileges of the outstanding Class A Common Stock.

The Board believes that the best interests of AmeriCom and its stockholders will be served by completing the recapitalization.

Vote Required

Proposal One must be approved by the holders of a majority of the outstanding common stock. As soon as consents have been received from stockholders owning a majority of AmeriCom's outstanding common stock, this Proposal will have been approved and a notice of such stockholder approval will be sent to each AmeriCom stockholder.

                                  PROPOSAL TWO

                               APPROVAL OF MERGER

As the second part of the recapitalization and merger, described under Proposal One above, AmeriCom proposes to merge with digiCities.

Description

The Merger will result in the following: (i) each of digiCities' then outstanding common shares will be converted into approximately 37.11 shares of AmeriCom's Class A Common Stock; (ii) each of digiCities' then outstanding options will be converted into options to purchase AmeriCom's Class A Common Stock; (iii) the separate existence of digiCities shall cease and all of its assets, liabilities, rights and obligations will be assumed by AmeriCom; and
(iv) AmeriCom will be the surviving corporation and will continue its reporting status under the Securities and Exchange Act of 1934, as amended (the "1934 Act"). Consequently, the shareholders of AmeriCom as well as shareholders of digiCities will have the disclosure benefits of AmeriCom's "Reporting Company" status under the 1934 Act.

Proforma financial information showing AmeriCom if the merger had occurred as of September 30, 1999 are attached here to as Exhibit B.

Appraisal rights are available to stockholders of AmeriCom and stockholders of digiCities in connection with the Merger. Delaware law establishes the procedures to be followed and failure to do so may result in the loss of all appraisal rights. Please carefully review "Dissenting Stockholders' Right of Appraisal" set forth below.

Principal Reasons for Merger

The purpose of the Merger is to combine the assets and businesses of AmeriCom and digiCities into a single company which is intended to result in a stronger, more diverse business entity.

Other than the dilutive effect of the Merger on AmeriCom's stockholders, as a result of the issuance of an additional 3,500,000 shares of AmeriCom's Class A Common Stock, management believes there are no material disadvantages to the Merger.

Vote Required

Proposal Two must be approved by the holders of a majority of the outstanding common stock. As soon as consents have been received from stockholders owning a majority of AmeriCom's outstanding common stock, this Proposal will have been approved and a notice of such stockholder approval will be sent to each AmeriCom stockholder.

AmeriCom Business

AmeriCom was incorporated under the laws of the state of Delaware on May 4, 1994. AmeriCom's primary business is providing systems for the delivery of advertisements and merchandising on Internet Web sites through its proprietary technology systems, AdCast and TrueManagement(TM). The AdCast system is the primary product offered by AmeriCom. The AdCast system is an advertising delivery system which delivers non-scrollable advertisement frames ("billboards") which can contain animated ads lasting from 15 to 90 seconds in length with audio, video and pop-up frame capability to Web sites which have agreed to the placement of a billboard on such Web site ("AdCast Affiliates") as well as hot links to other Web sites. The AdCast advertisement space appears on an AdCast Affiliate Site each time a visitor to that Web site logs on. The ad appears as an outlined frame in which an advertisement is run. Because the AdCast frame does not scroll, complete viewing of the advertisement is likely despite the typical paging and scrolling that occurs during a Web site visit.

The TrueManagement system provides management tools, analytical reports, and operating control data pertaining to advertising on the Internet for users of the AdCast system.

AmeriCom contracts with Web site owners to allow placement of the AdCast billboards on the Web sites and AmeriCom sells the billboard space to advertisers and sponsors. The AdCast Affiliates receive a fee based on the number of visitors to their Web site and advertising credits which can be used to promote their Web site on other AdCast Affiliate Sites.

Through the e-Billboard Exchange Program, AdCast Affiliates are given three free ads on other Affiliate Websites for each ad shown on their own Website.

The pricing structure for the AdCast advertising rates is based on spot minute increments, similar to spot pricing on television. As with television, billboard ads can vary in length. Unlike television, however, AdCast billboard ads play only when a viewer is watching i.e. a Web site visitor has logged on. The billboard ad delivery is initiated by the act of visiting an AdCast Affiliate Site.

AmeriCom began online operation on February 1, 1999 showing unpaid advertisements while it tested the AdCast system. This phase is commonly referred to as the "beta" phase of development. In July 1999, AmeriCom commenced the sale of paid advertising. AmeriCom is currently displaying in excess of 4 million ads per day. Of these, 25% are ads displayed on the AdCast Affiliate sites and promote products of AmeriCom's sponsorship advertiser and advertisers with whom AmeriCom has entered into commission based contracts or "paid-per-click" programs. The balance is unpaid ads which cross-promote AdCast Affiliate sites pursuant to AdCasts's e-Billboard Exchange program.

AmeriCom anticipates that it will receive future revenue from (i) its sponsorship ad program which provides display of a sponsor's logo on AdCast Affiliate sites, (ii) sale of advertising space on the billboard ads displayed on AdCast Affiliate sites and (iii) commissions from sales of merchandise from ads displayed. AmeriCom has one member in its sponsorship program and has received negligible revenues from sales of merchandise and limited revenue from the sale of paid advertisements.

AmeriCom's main target industry to date has been to aggregate site owners of Web sites concerning the sport of wrestling. AmeriCom believes that it has almost saturated this market and intends to focus on more diverse site groups in the future.

AmeriCom currently has three wholly owned subsidiaries: Kiosk Software, Inc., Adcast, Inc., and AdCast Canada, Ltd.; another subsidiary company, RMC Diversified Associates International, Inc., was wound up in August 1999 subsequent to the fiscal year end.

AmeriCom's executive offices are located at 1303 Grand Avenue, Arroyo Grande, California 93420 andthe phone number is (805) 542-6700.

digiCities Business

digiCities is located in Santa Monica, California and specializes in the marketing and development of web sites for small to medium sized businesses. digiCities commenced business in January 1999 building web sites for business customers using a standardized layout and format, and maintain those sites on its own web servers, located in Santa Monica, California. Following the acquisition of digiCities by AmeriCom, owners of web sites maintained by digiCities would be offered advertising opportunities by becoming an AdCast Affiliate of AmeriCom and the opportunity to draw traffic to their web site by participation in the e- Billboard Exchange Program.

digiCities commenced selling its web site product by outbound telemarketing in January 1999, using both its own telemarketing facilities and telemarketing rooms managed by outside contractors. Charges include a fee for initial site set-up and a monthly maintenance fee. Fees are primarily collected via a Billing Service Contract with an aggregator company. The aggregator represents several hundred telephone local exchange carriers ("LECs"). By this mechanism, the business customer buying a web site agrees to have their local telephone service account charged with digiCities' fees. digiCities passes the new customer's billing information to the aggregator, who in turn distributes it to the relevant LEC. Customers pay the digiCities charges along with their other monthly telephone charges, and the net proceeds are ultimately passed back via the aggregator to digiCities.

In August 1999, digiCities launched an alternative business web site product called Flash 4 Websites which is sold by direct marketing networks. Revenues from this product are charged to customers' credit cards, resulting in significantly faster cash flow to digiCities.

digiCities presently maintains approximately 15,000 web sites, has 10 full-time employees, and generated revenues during 1999 of approximately $1.2 million.

Dissenting Stockholders' Right of Appraisal

Any AmeriCom stockholder is entitled to be paid the fair value of his/her shares in accordance with Section 262 of the DGCL if the stockholder neither votes in favor of nor consents in writing to the Recapitalization or the Merger. A brief summary of the provisions of DGCL Section 262 is set forth below and the complete text of said Section is set forth in Exhibit C.

Each holder of shares of AmeriCom common stock who asserts appraisal rights and who follows the procedures set forth in Section 262 of the DGCL, will be entitled to have his or her shares of AmeriCom common stock purchased by AmeriCom for cash at their fair market value.

A holder who wishes to preserve his/her appraisal rights must either vote against the Proposals or abstain from voting. Any stockholder who does not follow the foregoing is not entitled to payment for his/her shares under the DGCL. AmeriCom will notify each dissenting stockholder either before or within 10 days after the effective date of the proposed merger as to the procedure for exercising such stockholder's dissenters rights.

AmeriCom will pay each stockholder requesting appraisal rights who complied with the requirements of Section 262 the amount it estimates to be the fair value of the stockholder's shares, plus accrued interest (computed from the effective date of the action until the date of payment) upon his/her surrender of stock certificates representing the shares to AmeriCom.

A stockholder requesting appraisal rights may notify AmeriCom in writing of his estimate of the fair value of the shares and the amount of interest due and demand payment of his estimate, less any payment made pursuant to Section 262 of DGCL, or reject AmeriCom's offer of fair value of the stockholder's shares made pursuant to DGCL Section 262.

Within 120 days after the Effective Date of the Merger, any stockholder who has perfected his/her appraisal rights and complied with Section 262 of DGCL and who is otherwise entitled to appraisal rights but disagrees with the fair value of his/her stock as determined by AmeriCom, may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares held by all stockholders entitled to an appraisal. Upon the filing of any such petition by a stockholder, a copy of the petition must be delivered to AmeriCom. AmeriCom must, within 20 days after such delivery, file in the office of the Register in Chancery in which the petition was filed a duly verified list of the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of the shares have not been reached.

If the petition for an appraisal is timely filed, the Delaware Court of Chancery will hold a hearing to determine the stockholders of AmeriCom entitled to appraisal rights and will appraise the shares owned by such stockholders. Such stockholders have a right to receive the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger or recapitalization and exclusive of any claims for unfair dealing or violation of fiduciary duty, together with a fair rate of interest, if any, to be paid thereon. Following the appraisal proceeding, the Court will direct AmeriCom to make payment of the fair value of such shares as so determined, together with a fair rate of interest, if any, on such shares to the stockholders entitled thereto. Payment will be made upon surrender of the stock certificates representing the shares delivered to AmeriCom.

Any stockholder who has demanded appraisal rights in compliance with Section 262 will not, after the Effective Date, be entitled to vote his/her shares for any purpose nor be entitled to the payment of dividends or other distributions on his/her shares (other than those payable as of a date prior to the Effective
Date).

The foregoing summary does not purport to provide a comprehensive statement of the procedures to be followed by a stockholder who seeks appraisal rights and payment of the fair value of his/her shares of AmeriCom common stock. DGCL establishes the procedures to be followed and failure to do so may result in the loss of all appraisal rights. Accordingly, each stockholder who might desire to exercise appraisal rights should carefully consider and comply with the provisions of this section, the full text of which is set out in Exhibit B to this Proxy Statement and consult his/her legal advisor.

The discussion contained herein is qualified in its entirety by and should be read in conjunction with the Merger and Recapitalization Agreement attached hereto as Exhibit A.

Federal Income Tax Consequences of the Recapitalization and Merger

The Recapitalization and Merger is intended to be a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). However, no foreign, state or local tax considerations are addressed herein. IN VIEW OF THE VARYING NATURE OF THOSE TAX CONSEQUENCES, EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

AmeriCom has not obtained and will not seek a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the tax consequences of the Recapitalization and Merger. Stockholders should consult their own tax advisors regarding the specific tax consequences to them of the Recapitalization and Merger, including the applicability of the laws of any state or other jurisdiction.

Tax Consequences of Dissenting Stockholders' Receiving Appraisal Rights

A stockholder requesting appraisal rights under Section 262 of the DGCL and who exercises his or her rights and receives payment for such shares in cash generally will recognize capital gain or loss measured by the difference between the amount of cash received and such stockholder's basis in the shares. However, different tax consequences could apply depending upon the stockholder's particular circumstances. Accordingly, each stockholder should consult his or her own tax advisors regarding the specific tax consequences of exercising appraisal rights under his or her particular circumstances.


AmeriCom USA, Inc.

By Order of the Board of Directors

/s/ ADRIAN BRAY
    ----------------------------------
    Adrian Bray, Acting Secretary
    Arroyo Grande, California
    December 21, 1999

                                    EXHIBIT A

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

                      MERGER AND RECAPITALIZATION AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


                               AmeriCom USA, Inc.
                             A Delaware Corporation


                                       and


                                DigiCities, Inc.
                            A California Corporation

                               September 27, 1999

                                TABLE OF CONTENTS

PREAMBLE.....................................................................................1

DEFINITIONS..................................................................................1

PRELIMINARY STATEMENT........................................................................3

ARTICLE I. THE MERGER........................................................................4
        Section 1.1.  The Merger.............................................................4
        Section 1.2.  Closing................................................................4
        Section 1.3.  Certificate............................................................4
        Section 1.4.  Bylaws.................................................................5
        Section 1.5.  Directors..............................................................5
        Section 1.6.  Officers...............................................................5

ARTICLE II RECAPITALIZATION..................................................................5
        Section 2.1.  The Recapitalization...................................................5
        Section 2.2.  Closing................................................................6

ARTICLE III. CONVERSION......................................................................6
        Section 3.1.  Effect of the Merger and Recapitalization on Capital Stock.............6
        Section 3.2.  Delivery and Exchange..................................................6
        Section 3.3.  Stock Options..........................................................7

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF AMERICOM.......................................8
        Section 4.1.  Organization, Authority and Qualification..............................8
        Section 4.2.  Ownership of Shares; Subsidiaries......................................8
        Section 4.3.  Financial Statement, Financial Condition. .............................8
        Section 4.4.  Accounts Receivable....................................................9
        Section 4.5.  Interest in AmeriCom's Property........................................9
        Section 4.6.  Real Property..........................................................9
        Section 4.7.  Intellectual Property..................................................9
        Section 4.8.  Absence of Specific Changes...........................................10
        Section 4.9.  Permit, Licenses, and Franchises......................................11
        Section 4.10. Judgments, Decrees, or Orders Restraining Business....................11
        Section 4.11. Insurance.............................................................12
        Section 4.12. Environmental Compliance; Hazardous Materials.........................12
        Section 4.14. No Violation of Other Instruments.....................................12
        Section 4.14. Contracts.............................................................12
        Section 4.15. Litigation............................................................13
        Section 4.16. Taxes.................................................................13
        Section 4.17.  Employee Benefit Matters.............................................13





        Section 4.18. AmeriCom Reporting Requirements.......................................14
        Section 4.19. Disclosure............................................................14

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF DIGICITIES.....................................14
        Section 5.1.  Organization, Authority and Qualification.............................14
        Section 5.2.  Ownership of Shares; Subsidiaries.....................................14
        Section 5.3.  Financial Statement, Financial Condition. ............................15
        Section 5.4.  Title of Properties...................................................15
        Section 5.5.  Inventory.............................................................15
        Section 5.6.  Accounts Receivable...................................................15
        Section 5.7.  Interest in DigiCities's Property.....................................16
        Section 5.8.  Real Property.........................................................16
        Section 5.9.  Intellectual Property.................................................16
        Section 5.10. Absence of Undisclosed Liabilities....................................17
        Section 5.11. Absence of Specific Changes...........................................17
        Section 5.12. Permit, Licenses, and Franchises......................................18
        Section 5.13. Judgments, Decrees, or Orders Restraining Business....................18
        Section 5.14. Environmental Compliance; Hazardous Materials.........................18
        Section 5.15. No Violation of Other Instruments.....................................18
        Section 5.16. Contracts.............................................................19
        Section 5.17. Litigation............................................................19
        Section 5.18. Taxes.................................................................19
        Section 5.19. Employee Benefit Matters..............................................20
        Section 5.20. Reporting Requirements................................................20
        Section 5.21. Records...............................................................20
        Section 5.22. Labor Disputes........................................................20
        Section 5.23. Insurance.............................................................20
        Section 5.24. Shareholder Relations.................................................21
        Section 5.25. Disclosure............................................................21

ARTICLE VI. COVENANTS.......................................................................21
        Section 6.1   Covenants of DigiCities...............................................21
        Section 6.2.  Covenants of AmeriCom.................................................23
        Section 6.3.  Post-Closing Covenants................................................24

ARTICLE VII. CONDITIONS TO THE MERGER.......................................................25
        Section 7.1.  Conditions Precedent to AmeriCom's Obligation to Close................25
        Section 7.2.  Conditions Precedent to DigiCities' Obligation to Close...............26
        Section 7.3.  Additional Conditions to the Obligations of DigiCities................27

ARTICLE VIII. SURVIVAL OF WARRANTIES........................................................27

ARTICLE IX. TERMINATION OF AGREEMENT........................................................27
        Section 9.1.  Termination by AmeriCom...............................................27





        Section 9.2.  Termination...........................................................28
        Section 9.3.  Right to Proceed......................................................29
        Section 9.4.  Return of Documents...................................................29

ARTICLE X. ADDITIONAL AGREEMENTS............................................................29
        Section 10.1. Expenses..............................................................29
        Section 10.2. Publicity.............................................................29
        Section 10.3. Approval of DigiCities Shareholders...................................30
        Section 10.4. Approval of AmeriCom Shareholders.....................................30

ARTICLE XI. MISCELLANEOUS...................................................................30
        Section 11.1. Governing Law; Counterparts...........................................30
        Section 11.2. Notices...............................................................30
        Section 11.3. Waiver................................................................31
        Section 11.4. Binding Effect........................................................31
        Section 11.5. No Third Party Beneficiaries..........................................31
        Section 11.6. Amendments............................................................31

                      MERGER AND RECAPITALIZATION AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION


                                    PREAMBLE

        This merger agreement and plan of reorganization (the "Agreement") are made as of September 27, 1999, between AmeriCom USA, Inc., a Delaware
corporation  ("AmeriCom"),   and  DigiCities,  Inc.,  a  California  corporation
("DigiCities").

                                   DEFINITIONS

        In this Agreement, unless the context otherwise requires:

        (a) "Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

        (b) "AmeriCom Subsidiary" shall mean all such Persons required to be disclosed in Schedule 3.2(b) pursuant to Section 3.2(b).

        (c) "CACC" means the California Corporation Code.

        (d) "Closing Date" means November 15, 1999, or such later date on or before the Termination Date as the parties may agree to in writing.

        (e) "Contract" shall mean all existing written and oral material agreements and commitments, including, without limitation, all employment and consulting contracts, union contracts, distributorship agreements, agreements with suppliers and customers (except purchase or sale orders entered into in the ordinary course of business involving the purchase or sale of goods or services for not more than Ten Thousand Dollars ($10,000.00) and for a term of not more than twelve (12) months), leases, licenses, employee benefit plans, deferred compensation agreements, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, franchise agreements, agreements in respect of the issuance, sale, repurchase or transfer of capital stock, bonds or other securities, power of attorney, and any contract which involves a payment by DigiCities of more than Ten Thousand Dollars ($10,000.00) or has a term or requires performance over a period of more than ninety (90) days.

        (f) "Dissenting Shares" shall have the meaning set forth in Section 1300 of the California Corporation Code.

        (g) "Effective Time" shall mean the date on which a certificate of merger and the Amended and Restated Certificate of Incorporation of AmeriCom are filed in the office of the Secretary of State of the State of Delaware and/or the Secretary of State of the State of California.

        (h) "Exchange Act" means the Securities Exchange Act of 1934.

        (i) "Forum" shall mean any federal, national, state, local, municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution systems, or arbitration panel.

        (j) "GDCL" shall mean the General Delaware Corporation Law.

        (k) "Government" shall mean any federal, national, state, provincial, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

        (l) "Laws" shall mean all federal, national, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, norms, ordinance, acts, codes, legislation, treaties, conventions, common law principles, judicial decisions and similar laws and legal requirements, whether of the United States of America or any other jurisdiction as in effect form time to time.

        (m) "Liability" shall mean any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

        (n)  "Order"  shall  mean  all  applicable  orders,  writs,   judgments,
injunctions, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

        (o) "Person" shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a Government.

        (p) "Proprietary Rights" means (i) patents, applications for patents and patent rights; (ii) in each case, whether registered, unregistered or under pending registration, trademark rights, trade names, trade name rights, corporate names, business names, trade styles or dress, service marks and logos and other trade designations and copyrights; and (iii) all agreements relating to the technology, know-how or processes,

        (q) "SEC" means the Securities and Exchange Commission.

        (r) "Surviving Corporation" shall mean Americom USA, Inc.

        (s) "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including, without limitation, income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America or any Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar Liabilities with respect thereto.

        (t) "Termination Date" has the meaning Section 9.2(i) specifies.

                              PRELIMINARY STATEMENT

        The parties to this Agreement have determined it is in their best long-term interests to effect a Plan of Reorganization pursuant to which:

        (a) DigiCities will merge into AmeriCom on the terms and subject to the conditions set forth herein;

        (b) Upon the Effective Time, (i) all issued and outstanding Common Shares of DigiCities shall be converted and exchanged for 3,500,014 shares of Class A Common Stock of AmeriCom pursuant to this Agreement and (ii) the continuing employees of DigiCities immediately after the Effective Time shall be allocated 1,500,000 shares of Class A Common Stock of AmeriCom under AmeriCom Stock Option Plan.

        (c) Upon the Effective Date, AmeriCom will be recapitalized by (i) converting its existing common stock into a Class A and Class B common stock and
(ii) each share of outstanding common stock of AmeriCom shall be converted and exchanged for one share of Class A Common Stock of AmeriCom pursuant to this Agreement.

        (d) The respective Boards of Directors of AmeriCom and DigiCities have approved the Merger and exchange, and declared advisable and in the best interests of their respective stockholders; and

        (e) The Merger transaction described in this Agreement is intended to be a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

        (f) The recapitalization transaction described in this agreement is intended to be a tax-free reorganization within the meaning of Section 368 (a)
(1) (E) of the Code.

        NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                   THE MERGER

        Section 1.1.  The Merger.

               (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), DigiCities shall be merged with and into AmeriCom (the "Merger") in accordance with the GDCL and CACC, whereupon the separate legal existence of DigiCities shall cease, and AmeriCom shall continue as the surviving corporation (the "Surviving Corporation").

               (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth herein, AmeriCom and DigiCities will file a Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of California. The Merger shall become effective at such time as set forth in the Certificate of Merger ("Effective Time") or, if the Certificate of Merger does not specify another time, 8:00 a..m., Pacific Time, on the Effective Date.

               (c) The Merger shall have the effects set forth in GDCL and CACC.

               (d) The Merger is intended to be a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Code and the regulations promulgated under Section 368 of the Code.

        Section 1.2. Closing. On or before the Closing Date, the parties hereto will take all actions necessary to (i) effect the Merger as required by GDCL and CACC; (ii) transmit for filing of the Certificate of Merger with the Secretary of State of Delaware and the Secretary of State of California; (iii) satisfy the conditions set forth in Article VI; and (iv) accomplish all transactions this Agreement contemplates, as the case may be (all those actions collectively being the "Closing"). The Closing will take place at the office of Bartel Eng Linn & Schroder in Sacramento, California, at 10:00 a.m., Pacific Time, on the Closing Date, or at such other time and place as the parties may agree to in writing.

        Section 1.3. Certificate. The Certificate of Incorporation of AmeriCom, after giving effect to amendment to AmeriCom's Certificate of Incorporation as specified in Section 1.1(a) and in effect on the Effective Time of the Merger will become the Certificate of Incorporation of the Surviving Corporation. From and after the Effective Time of the Merger, said Certificate of Incorporation, as it may be amended from time to time as provided by law, will be, and may be separately certified as, the Certificate of Incorporation of the Surviving Corporation.

        Section 1.4. Bylaws. The Bylaws of AmeriCom in effect on the Effective Time of the Merger will be the Bylaws of the Surviving Corporation until they are thereafter duly altered, amended, or repealed.

        Section 1.5. Directors. The directors of AmeriCom immediately prior to the Effective Time of the Merger will be the directors of the Surviving Corporation. They will hold office until their successors have been elected and qualified.


        Section 1.6. Officers. The initial officers of the Surviving Corporation shall be as Schedule 1.6 sets forth, and each of these persons will serve in each office Schedule 1.6 specifies for that person, subject to the provisions of the articles of the Surviving Corporation, until that person's successor is duly elected to, and, if necessary, qualified for that office.

                                   ARTICLE II
                                RECAPITALIZATION

        Section 2.1.  The Recapitalization.

               (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, all of the currently outstanding shares of AmeriCom Common Stock shall be converted and exchanged (the "Recapitalization") in accordance with the GDCL and CACC, whereupon (i) the Certificate of Incorporation of AmeriCom will be amended to change AmeriCom's authorized capital stock to 120,000,000 of which 99,000,000 shares shall be designated Class A Common Stock, $.0001 par value, 1,000,000 shares shall be designated as Class B Common Stock, $.0001 par value, and 20,000,000 shares shall be designated Preferred Stock, $.0001 par value and (ii) the Class A Common Stock shall have all of the rights, preferences and privileges granted to common stock under the GDCL while the Class B Common Stock and Preferred Stock shall have such rights, preferences and privileges and be issued in such numbers as AmeriCom's Board of Directors may determine from time to time;

               (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the recapitalizations set forth herein, AmeriCom will file an Amended and Restated Certificate of Incorporation with the Secretary of the State of Delaware. The Recapitalization shall become effective at such time as set forth in the Amended and Restated Certificate of Incorporation.

               (c) The Recapitalization shall have the effects as provided in the GDCL and Section 2115 of the CACC.

               (d)  The   Recapitalization   is   intended   to  be  a  tax-free
reorganization pursuant to Section 368(a)(1)(E) of the Code and the regulations promulgated under Section 368 of the Code.

        Section 2.2. Closing. On or before the Closing Date, the parties hereto shall take all actions to (i) affect the recapitalization as required by the GDCL and CACC; (ii) transmit for filing the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware; (iii) satisfying the conditions set forth in Article VI; and (iv) accomplish all transactions this Agreement contemplates, as the case may be (all those actions collectively being the "Closing"). The Closing will take place at the office of Bartel Eng Linn & Schroder in Sacramento, California, at 10:00 a.m. Pacific Time, on the Closing Date, or at such other time and place as the parties may agree to in writing.

                                  ARTICLE III.
                                   CONVERSION

        Section 3.1. Effect of the Merger and Recapitalization on Capital Stock. As of the Effective Time, as a result of the Merger and Recapitalization and without any action on the part of any holder thereof:

               (a) All of the shares of DigiCities Common Stock issued and outstanding immediately before the Effective Time, will by virtue of the Merger and without action on the part of the shareholder, be converted into and become the right to receive 3,500,014 shares of Class A Common Stock, $.0001 par value, of the Surviving Corporation.

               (b) All of the shares of AmeriCom Common Stock issued and outstanding immediately before the Effective Time, will by virtue of the Recapitalization and without action on the part of the shareholders, be converted into and become the right to receive a like number of shares of AmeriCom's Class A Common Stock, $.0001 par value.

        Section 3.2.  Delivery and Exchange.

               (a) After the Effective Time, the shareholders of DigiCities, upon surrender of their stock certificates to AmeriCom (or any agent that AmeriCom may appoint for purpose of this Section 3.2) shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of AmeriCom Class A Common Stock as set forth in the allocation schedule attached hereto as Schedule 3.2(a). No certificates or scrip for fractional shares of AmeriCom's Common Stock have been or will be issued. Until surrendered and exchanged, each DigiCities share certificate shall, after the Effective Time, be deemed for all corporate purposes to represent only the right to receive the same number of shares of AmeriCom Class A Common Stock into which the DigiCities's Common Stock shall have been converted pursuant to the Merger.

               (b) After the Effective Time, each holder of AmeriCom's Common Stock certificates, upon surrender thereof to AmeriCom (or any agent that AmeriCom may appoint for purpose of this Section 3.2) shall be entitled to receive in exchange therefor a certificate or certificates representing the same number of shares of AmeriCom Class A Common Stock. No certificates or scrip for fractional shares of AmeriCom's Common Stock have been or will be issued. Until surrendered and exchanged, each AmeriCom share certificate shall, after the Effective Time, be deemed for all corporate purposes to represent only the right to receive the same number of shares of AmeriCom Class A Common Stock into which the AmeriCom's Common Stock shall have been converted pursuant to the Merger.

               (c) As of the Effective Time, no transfer of the shares of AmeriCom Common Stock or DigiCities Common Stock outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, AmeriCom or DigiCities stock certificates are presented to AmeriCom or the Surviving Corporation, they shall be exchanged pursuant to Section 3.2(a) or 3.2 (b) above.

        Section 3.3.  Stock Options.

               (a) As soon as practicable following the date of this Agreement but before the Closing Date, the Board of Directors of AmeriCom shall adopt such resolutions or take such other actions as may be required to effect the following:

                      (i) As soon as practicable after the Effective Time, AmeriCom shall allocate and grant up to 1,500,000 shares AmeriCom Class A Common Stock under the AmeriCom Stock Option Plan to the prior existing employees of DigiCities immediate prior to the Effective Time provided that they remained employees of AmeriCom after the Effective Time, under a 3 year vesting schedule and in accordance with the direction to be provided by DigiCities prior to the Effective Time; and

                      (ii) Make such other changes to the AmeriCom Option Plan as it deems appropriate to give effect to the Merger.

               (b) Prior to the Closing, AmeriCom shall seek consent from each of its stock option holders agreeing to convert his/her AmeriCom Stock Options into stock options exercisable into Class A Common Stock of AmeriCom.

               (c) As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to the holders of AmeriCom Stock Options appropriate notices setting forth such holders' rights pursuant to the AmeriCom Option Plan and the agreements evidencing the grants of such AmeriCom Stock Options shall continue in effect on the same terms and conditions.

               (d) The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Surviving Corporation's Class A Common Stock for delivery on exercise of AmeriCom Stock Options outstanding in accordance with this Section 3.2.

                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF AMERICOM

        AmeriCom represents and warrants to, and agrees with, DigiCities that all the following representations and warranties in this Article IV are as of the date of this Agreement, and will be, as amended or supplemented pursuant to
Section 6.3 on the Closing Date, true and correct:


        Section 4.1.  Organization, Authority and Qualification.

               (a) AmeriCom is duly organized, validly existing, and in good standing under the laws of Delaware, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. AmeriCom is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 4.1, and, except as set forth in Schedule 4.1, neither the ownership of its property nor the conduct of its business requires it to be qualified to do business in any other jurisdiction.

               (b) AmeriCom's Board of Directors has authorized the execution of this Agreement, and AmeriCom has the corporate power and is duly authorized to have DigiCities merge into AmeriCom pursuant to this Agreement.

        Section 4.2.  Ownership of Shares; Subsidiaries.

               (a) Prior to the Effective Time, AmeriCom's authorized capital stock consists of 100,000,000 shares of Common Stock, $0.0001 par value, of which 36,759,609 shares are issued and outstanding and 20,000,000 shares of Preferred Stock, $0.0001 par value, of which no shares are issued and outstanding. Except as set forth in Schedule 4.2(a), all issued and outstanding shares have been validly issued in full compliance with all federal and state securities laws, are fully paid and nonassessable, and have voting rights. Except as set forth in Schedule 4.2(a), there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating AmeriCom to issue or to transfer from treasury any additional shares of its capital stock of any class.

               (b) AmeriCom does not own or have an interest, direct or indirect, or any commitment to purchase or otherwise acquire, any capital stock or other equity interest, direct or indirect, in any other Person, except as set forth in Schedule 4.2(b). All such interests so set forth are owned of record and beneficially by AmeriCom as set forth in Schedule 4.2(b) and are duly authorized, validly issued, fully paid and nonassessable, and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws.

        Section 4.3. Financial Statement, Financial Condition. The balance sheet of AmeriCom as of June 30, 1999 ("AmeriCom Current Balance Sheet ") and the related statement of profits and losses through June 30, 1999 and for the last two (2) fiscal years then ended, prepared by AmeriCom, copies of which have been delivered by AmeriCom to DigiCities, fairly present the financial position of AmeriCom as of that date and the results of operations for June 30, 1999, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding years.

        Section 4.4. Accounts Receivable. Except as set forth in Schedule 4.4, all notes and accounts receivable shown on the AmeriCom Current Balance Sheet and all such receivables now held by AmeriCom are valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for amounts reserved against such receivables which are reflected on the AmeriCom Current Balance Sheet or otherwise set forth in Schedule 4.4. With respect to notes and accounts receivable arising after the AmeriCom Balance Sheet Date and now outstanding, (except for a percentage thereof equal to the percentage which has been historically reserved against receivable amounts on the AmeriCom Current Balance Sheet or in Schedule 4.4 for bad debts) constitutes valid and collectible obligations on such AmeriCom Current Balance Sheet.

        Section 4.5.  Interest in  AmeriCom's  Property.  Except as set forth in
Schedule 4.5, no officer, director, or shareholder of AmeriCom or any AmeriCom Subsidiary has any interest in any property, real or personal, tangible or intangible, including copyrights, trademarks, or trade names, used in or pertaining to the business of AmeriCom or any AmeriCom Subsidiary.

        Section 4.6. Real Property. AmeriCom has good title to all of the real property reflected in the AmeriCom Current Balance Sheet as owned by AmeriCom, free and clear from all defects and liens, except as may be set forth in the notes to the AmeriCom Current Balance Sheet or in Schedule 4.6. Schedule 4.6 lists all real property, whether owned or not owned by AmeriCom, listing with respect to each parcel the street address and the owner or lessor.

        Section 4.7.  Intellectual Property.

               (a) Schedule 4.7 attached hereto lists and contains a description of:

                      (i) All patents, patent applications and registrations, trade marks, trade mark applications and registrations, copyrights, copyright applications and registrations, trade names and industrial designs, domestic or foreign, owned or used by AmeriCom or relating to the operation of the Business;

                      (ii) All trade secrets, know-how, inventions and other intellectual property owned or used by AmeriCom or relating to the Business; and

                      (iii) All proprietary computer systems, software and application software, owned or used by AmeriCom or relating to the Business,

(all of the foregoing being collectively called the "Intellectual Property").

               (b) AmeriCom has good and valid title to all of the Intellectual Property, free and clear of any and all Encumbrances, except in the case of any Intellectual Property licensed to AmeriCom as disclosed in Schedule 4.7. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to AmeriCom have been provided to the Purchaser. No royalty or other fee is required to be paid by AmeriCom to any other person in respect of the use of any of the Intellectual Property except as provided in such agreements delivered to the Purchaser. Except as indicated in Schedule 4.7, AmeriCom has the exclusive right to use all of the Intellectual Property and has not granted any license or other rights to any other person in respect of the Intellectual Property. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed by AmeriCom to any other person have been provided to the Purchaser.

               (c) Except as disclosed in Schedule 4.7, there are no restrictions on the ability of AmeriCom or any successor to or assignee from AmeriCom to use and exploit all rights in the Intellectual Property. All statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of such applications. Each of the trade marks and trade names included in the Intellectual Property is in use. None of the rights of AmeriCom in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this agreement.

               (d) The conduct of the Business and the use of the Intellectual Property does not infringe, and AmeriCom has not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or proprietary right of any other person.

        Section 4.8.  Absence of Specific Changes.  Except as set forth in
Schedule 4.8, since the AmeriCom Balance Sheet Date there has not been:

               (a) Any change in the business, personnel, results of operations, assets, financial condition, or manner of conducting the business of AmeriCom or any AmeriCom Subsidiary other than changes in the ordinary course of business, none of which has had an adverse effect on the business, results of operations, assets, financial condition, or prospects of AmeriCom or any AmeriCom Subsidiary;

               (b) Any damage, destruction, or loss (whether or not covered by insurance) adversely affecting any aspect of the business or operations of AmeriCom or any AmeriCom Subsidiary;

               (c) Any direct or indirect redemption or other acquisition by AmeriCom of any of AmeriCom's shares of capital stock of any class, or any declaration, setting aside, or payment of any dividend or other distribution of AmeriCom's capital stock of any class;

               (d) Any increase in the compensation payable or to become payable by AmeriCom or any AmeriCom Subsidiary to any of its officers, employees, or agents, other than the normal increases granted in the ordinary course of business;

               (e) Any option to purchase or other right to acquire stock of any class of AmeriCom or any AmeriCom Subsidiary granted by AmeriCom or any AmeriCom Subsidiary to any Person (other than as specified in Schedule 4.2(a) above);

               (f) Any employment, bonus, or deferred compensation agreement entered into between AmeriCom or any AmeriCom Subsidiary and any of its directors, officers, or other employees or consultants;

               (g) Any issuance of capital stock of any class by AmeriCom or any AmeriCom Subsidiary;

               (h) Any indebtedness incurred by AmeriCom or any AmeriCom Subsidiary for borrowed money or any commitment to borrow money entered into by AmeriCom or any guaranty given by AmeriCom;

               (i) Any amendment to AmeriCom's Certificate of Incorporation or Bylaws;

               (j) Any delayed or postponed payment of any accounts payable or other Liabilities outside the ordinary course of business; or

               (k) Any discontinued or determined to be discontinued selling of any products or services offered by AmeriCom, the sales of which have been material to AmeriCom.

        Section 4.9. Permit, Licenses, and Franchises. AmeriCom and each AmeriCom Subsidiary have obtained all necessary permits, licenses, franchises, and other authorizations and have complied with all laws applicable to the conduct of their business in the manner and in the areas in which business is presently being conducted; and all such permits, licenses, franchises, and authorizations are valid and in full force and effect. Neither AmeriCom nor any AmeriCom Subsidiary has engaged in any activity that would cause revocation or suspension of any such permits, licenses, franchises, or authorizations; no action or proceeding contemplating the revocation or suspension of any of them is pending or threatened; and no approvals or authorizations will be required after the consummation of the Merger to permit AmeriCom to continue its business as presently conducted.

        Section 4.10. Judgments, Decrees, or Orders Restraining Business. Neither AmeriCom nor any AmeriCom Subsidiary is a party to or subject to any judgment, decree, or Order entered in any suit or proceeding brought by any governmental agency or by any other Person, enjoining AmeriCom or any AmeriCom Subsidiary with respect to any business practice, the acquisition of any property, or the conduct of business in any area.

        Section 4.11. Insurance. During each of the past two (2) fiscal years, AmeriCom and each AmeriCom Subsidiary have been adequately insured by financially sound and reputable insurers with respect to risks normally insured against and in amounts normally carried by companies similarly situated; all such policies are in full force and effect; all premiums due on such policies have been fully paid; and no notice of cancellation or termination has been received with respect to any policy.

        Section 4.12. Environmental Compliance; Hazardous Materials. AmeriCom and each AmeriCom Subsidiary have complied in all material respects with, and have not been cited for any violation of, federal, state, and local environmental protection laws and regulations; and no material capital expenditures will be required for compliance with any federal, state, or local laws or regulations now in force relating to the protection of the environment. As used in this paragraph, "Hazardous Material" means any hazardous or toxic substance, material, or waste that is regulated by any federal authority or by any state or local authority where the substance, material, or waste is located. There are no underground storage tanks located on the real property described in
Schedule 4.6 in which any Hazardous Material has been or is being stored, nor has there been any spill, disposal, discharge, or release of any Hazardous Material into, upon, or over that real property or into or upon ground or surface water on that real property. There are no asbestos containing materials incorporated into the buildings or interior improvements that are part of that real property or into other assets of AmeriCom or any AmeriCom Subsidiary, nor is there any electrical transformer, fluorescent light fixture with ballasts, or other equipment containing PCBs on that real property.

        Section 4.14. No Violation of Other Instruments. The execution and delivery of this Agreement do not, and the consummation of the Merger will not,
(i) violate any provision of AmeriCom's  Certificate of Incorporation or Bylaws;
(ii) violate any provision of, result in the acceleration of any obligation under, or result in the imposition of any lien or encumbrance on any asset of AmeriCom pursuant to the terms of any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, or decree; (iii) result in the termination of any license, franchise, lease, or permit to which AmeriCom is a party or by which AmeriCom is bound; or (iv) violate or conflict with any other restriction of any kind or character to which AmeriCom is subject. AmeriCom's Board of Directors will take all actions required by law or by AmeriCom's Certificate of Incorporation or Bylaws, or otherwise required or necessary to authorize the execution and delivery of this Agreement and to authorize the merger of AmeriCom with and into DigiCities pursuant to this Agreement.

        Section 4.14. Contracts.

               (a) Except as set forth in Schedule 4.14, all AmeriCom Contracts have been entered into in the ordinary course of AmeriCom's business on commercially reasonable terms, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the Effective Time. Except as set forth in Schedule 4.14, no AmeriCom Contract is likely to result in a loss to AmeriCom upon completion of the performance, and all AmeriCom Contracts can be fulfilled or performed by the AmeriCom in accordance with their respective terms without undue or unusual expenditures of money or effort. All AmeriCom Contracts are listed on Schedule 4.14, and true, correct and complete copies of all AmeriCom Contracts have been delivered to DigiCities.

               (b) There are no existing material defaults, events of default or events which, with the giving of notice or lapse of time, or both, would constitute a material default by AmeriCom under any AmeriCom Contract. No event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any AmeriCom Contract.

               (c) To AmeriCom's knowledge, neither this Agreement, the Closing nor the relationship between AmeriCom and DigiCities has caused or is likely to cause the termination, redetermination, or renegotiation of any AmeriCom Contract.

        Section 4.15. Litigation. Except as set forth in Schedule 4.15, no Action is pending or, to the knowledge of AmeriCom, threatened against, by or affecting AmeriCom or any AmeriCom Subsidiary.

        Section 4.16. Taxes. Except as set forth in Schedule 4.16, AmeriCom has duly and timely filed all federal, state, municipal, local and foreign, if any, tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction (collectively, "Returns") with respect to all Taxes (including, without limitation, consolidated or combined Returns of some or all of AmeriCom and any AmeriCom Subsidiary); all such Returns and reports show the correct and proper amount due; and the Taxes shown on all Returns and reports and all tax assessments received by AmeriCom or any AmeriCom Subsidiary have been paid to the extent that such Taxes or estimates are due. AmeriCom has previously provided to DigiCities true, correct and complete copies of all Returns filed with respect to the two (2) tax years preceding the date hereof. Except as set forth in
Schedule 4.15, all Taxes imposed on AmeriCom and any AmeriCom Subsidiary by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by AmeriCom for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of AmeriCom, and such reserves will be adequate to pay all Taxes of AmeriCom for all periods through the Closing. There is not now any proposed assessment against AmeriCom or any AmeriCom Subsidiary of additional Taxes of any kind. AmeriCom is not a party to any tax sharing or tax allocation agreement, understanding, arrangement or commitment. There is no dispute or Action concerning any Tax Liability of the AmeriCom raised by a Government in writing.

        Section 4.17. Employee Benefit Matters. Except as set forth in Schedule 4.17, neither AmeriCom nor any AmeriCom Subsidiary (i) has established or contributed to any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, (ii) maintains or has maintained, is or was a party to, and otherwise participates and has participated in, on its own behalf or on behalf of any former employees, any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, or
(iii) has any obligation to, or customary arrangement with, former employees, if any, for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written.

        Section 4.18. AmeriCom Reporting Requirements. The AmeriCom Common Stock is registered under Section 12 of the Exchange Act and AmeriCom is subject to the periodic reporting requirements of Section 13 of the Exchange Act. AmeriCom, is and has been for the last 12 months, current in all filings required to be made with the SEC. AmeriCom has heretofore provided DigiCities copies of all forms, reports and other documents filed by it under the Exchange Act since January 1, 1999.

        Section 4.19. Disclosure. No representation or warranty by AmeriCom in this Agreement and no statement by AmeriCom or any AmeriCom Subsidiary, by any executive officer or other person or contained in any document, certificate, or other writing furnished by or on behalf of AmeriCom to DigiCities in connection with this transaction, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make it not misleading or to fully provide the information required to be provided in the document, certificate, or other writing.

                                   ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF DIGICITIES

        DigiCities represents and warrants to, and agrees with, AmeriCom that all the following representations and warranties in this Article IV are as of the date of this Agreement, and will be, as amended or supplemented pursuant to
Section 7.1 on the Closing Date, true and correct:

        Section 5.1.  Organization, Authority and Qualification.

               (a) DigiCities is duly organized, validly existing, and in good standing under the laws of California, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. DigiCities is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 5.1, and, except as set forth in Schedule 5.1, neither the ownership of its property nor the conduct of its business requires it to be qualified to do business in any other jurisdiction.

               (b) DigiCities's Board of Directors has authorized the execution of this Agreement, and DigiCities has the corporate power and is duly authorized, subject to the approval of this Agreement by its shareholders, to merge DigiCities into AmeriCom pursuant to this Agreement.


        Section 5.2.  Ownership of Shares; Subsidiaries.


               (a) DigiCities's authorized capital stock consists of 100,000 shares of Common Stock, no par value, of which 94,305 shares are issued and outstanding. Except as set forth in

Schedule 5.2, all issued and outstanding shares have been validly issued in full compliance with all federal and state securities laws, are fully paid and nonassessable, and have voting rights. Except as set forth in Schedule 5.2, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating DigiCities to issue any additional shares of its Common Stock.

               (b) DigiCities does not have any subsidiary.

        Section 5.3. Financial Statement, Financial Condition. The compilation balance sheet of DigiCities as of June 30, 1999 ("DigiCities Current Balance Sheet ") and the related statement of profits and losses through June 30, 1999 and the audited financial statements of DigiCities for the last two (2) fiscal years ended December 31, 1998 and 1997, copies of which have been delivered by DigiCities to AmeriCom, fairly present the financial position of DigiCities as of June 30, 1999 and the results of operations for those years, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding years.

        Section 5.4. Title of Properties. Except as set forth in Schedule 5.4, and except for the lien for any current taxes or assessments not yet delinquent, DigiCities owns free and clear of any liens, claims, charges, options, or encumbrances all the property reflected on its books at the DigiCities Current Balance Sheet dated June 30, 1999 ("DigiCities Balance Sheet Date") and all property acquired since that date, except such property as has been disposed of in the ordinary course of business consistent with prior practices of DigiCities or with AmeriCom's written consent. For purposes of this Section 5.4, a disposition of any single asset (other than inventories) carried on the books of DigiCities at more than $10,000 will be considered to be a disposition not in the ordinary course of business.

        Section 5.5. Inventory. The inventories of DigiCities reflected on the DigiCities Current Balance Sheet, as well as all inventory items acquired since the DigiCities Balance Sheet Date that are now the property of DigiCities, consist of raw materials, supplies, work in process, and finished goods, of such quality and in such quantities as are being used and will be usable or are being sold and will be salable in the ordinary course of the business of DigiCities. These inventories exclude scrap, slow moving items, and obsolete items, and are valued at the lower of cost or market value, determined in accordance with generally accepted accounting principles consistently applied. Since the
DigiCities Balance Sheet Date, DigiCities has continued to replenish these inventories in a normal and customary manner consistent with prudent practice prevailing in the business.

        Section 5.6. Accounts Receivable. Except as set forth in Schedule 5.6, all notes and accounts receivable shown on the DigiCities Current Balance Sheet and all such receivables now held by DigiCities are valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for amounts reserved against such receivables which are reflected on the DigiCities Current Balance Sheet or otherwise set forth in Schedule 5.6. With respect to notes and accounts receivable arising after the DigiCities Balance Sheet Date and now outstanding, (except for a percentage thereof equal to the percentage which has been historically reserved against receivable amounts on the DigiCities Current Balance Sheet or in Schedule 5.6 for bad debts) constitutes valid and collectible obligations on such DigiCities Current Balance Sheet. DigiCities currently factors its accounts receivable in the ordinary course of business.

        Section 5.7. Interest in DigiCities's  Property.  Except as set forth in
Schedule 5.7, no officer, director, or shareholder of DigiCities has any interest in any property, real or personal, tangible or intangible, including copyrights, trademarks, or trade names, used in or pertaining to the business of DigiCities.

        Section 5.8. Real Property. DigiCities has good title to all of the real property reflected in the DigiCities Current Balance Sheet as owned by DigiCities, free and clear from all defects and liens, except as may be set forth in the notes to the DigiCities Current Balance Sheet or in Schedule 5.8.
Schedule 5.8 lists all real property, whether owned or not owned by DigiCities, listing with respect to each parcel the street address and the owner or lessor.

        Section 5.9.  Intellectual Property.

               (a) Schedule 5.9 attached hereto lists and contains a description of:

                      (i) All patents, patent applications and registrations, trade marks, trade mark applications and registrations, copyrights, copyright applications and registrations, trade names and industrial designs, domestic or foreign, owned or used by DigiCities or relating to the operation of the Business;

                      (ii) All trade secrets, know-how, inventions and other intellectual property owned or used by DigiCities or relating to the Business; and

                      (iii) All proprietary computer systems, software and application software, owned or used by DigiCities or relating to the Business,

(all of the foregoing being collectively called the "Intellectual Property").

               (b) DigiCities has good and valid title to all of the Intellectual Property, free and clear of any and all Encumbrances, except in the case of any Intellectual Property licensed to DigiCities as disclosed in
Schedule 5.9. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to DigiCities have been provided to the Purchaser. No royalty or other fee is required to be paid by DigiCities to any other person in respect of the use of any of the Intellectual Property except as provided in such agreements delivered to the Purchaser. Except as indicated in Schedule 5.9, DigiCities has the exclusive right to use all of the Intellectual Property and has not granted any license or other rights to any other person in respect of the Intellectual Property. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed by DigiCities to any other person have been provided to the Purchaser.

               (c) Except as disclosed in Schedule 5.9, there are no restrictions on the ability of DigiCities or any successor to or assignee from DigiCities to use and exploit all rights in the Intellectual Property. All statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of such applications. Each of the trade marks and trade names included in the Intellectual Property is in use. None of the rights of DigiCities in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this agreement.

               (d) The conduct of the Business and the use of the Intellectual Property does not infringe, and DigiCities has not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or proprietary right of any other person.

        Section 5.10. Absence of Undisclosed Liabilities. Except as set forth in Schedule 5.10, there are no Liabilities of DigiCities other than the following:

               (a) Liabilities disclosed or provided for in the DigiCities Current Balance Sheet, including the notes to the DigiCities Current Balance Sheet; or

               (b) Liabilities incurred in the ordinary course of business since June 30, 1999, none of which has been adverse to the business of DigiCities, and none of which is attributable to any period before the DigiCities Current Balance Sheet.

        Section 5.11. Absence of Specific Changes. Since the DigiCities Current Balance Sheet there has not been:

               (a) Any change in the business, personnel, results of operations, assets, financial condition, or manner of conducting the business of DigiCities other than changes in the ordinary course of business, none of which has had an adverse effect on the business, results of operations, assets, financial condition, or prospects of DigiCities;

               (b) Any damage, destruction, or loss (whether or not covered by insurance) adversely affecting any aspect of the business or operations of DigiCities;

               (c) Any direct or indirect redemption or other acquisition by DigiCities of any of DigiCities' shares of capital stock of any class, or any declaration, setting aside, or payment of any dividend or other distribution of DigiCities' capital stock of any class;

               (d) Any option to purchase, or other right to acquire stock of any class of DigiCities granted by DigiCities to any Person (other than as specified in Schedule 5.2 above);

               (e) Any issuance of capital stock of any class by DigiCities;

               (f) Any indebtedness incurred by DigiCities for borrowed money or any commitment to borrow money entered into by DigiCities or any guaranty given by DigiCities;

               (g) Any amendment to DigiCities' Articles of Incorporation or Bylaws or

               (h) Any delayed or postponed payment of any accounts payable or other Liabilities outside the ordinary course of business.

        Section 5.12. Permit, Licenses, and Franchises. DigiCities has obtained all necessary permits, licenses, franchises, and other authorizations and has complied with all laws applicable to the conduct of their business in the manner and in the areas in which business is presently being conducted; and all such permits, licenses, franchises, and authorizations are valid and in full force and effect. DigiCities has not engaged in any activity that would cause revocation or suspension of any such permits, licenses, franchises, or authorizations; no action or proceeding contemplating the revocation or suspension of any of them is pending or threatened; and no approvals or authorizations will be required after the consummation of the Merger to permit DigiCities to continue its business as presently conducted.

        Section 5.13. Judgments, Decrees, or Orders Restraining Business. DigiCities is not a party to or subject to any judgment, decree, or Order entered in any suit or proceeding brought by any governmental agency or by any other Person, enjoining DigiCities with respect to any business practice, the acquisition of any property, or the conduct of business in any area.

        Section 5.14. Environmental Compliance; Hazardous Materials. DigiCities has complied in all material respects with, and have not been cited for any violation of, federal, state, and local environmental protection laws and regulations; and no material capital expenditures will be required for compliance with any federal, state, or local laws or regulations now in force relating to the protection of the environment. As used in this paragraph, "Hazardous Material" means any hazardous or toxic substance, material, or waste that is regulated by any federal authority or by any state or local authority where the substance, material, or waste is located. There are no underground storage tanks located on the real property described in Schedule 5.8 in which any Hazardous Material has been or is being stored, nor has there been any spill, disposal, discharge, or release of any Hazardous Material into, upon, or over that real property or into or upon ground or surface water on that real property. There are no asbestos containing materials incorporated into the buildings or interior improvements that are part of that real property or into other assets of DigiCities, nor is there any electrical transformer, fluorescent light fixture with ballasts, or other equipment containing PCBs on that real property.

        Section 5.15. No Violation of Other Instruments. The execution and delivery of this Agreement do not, and the consummation of the Merger will not,
(i) violate any provision of DigiCities'  Articles of  Incorporation  or Bylaws;
(ii) violate any provision of, result in the acceleration of any obligation under, or result in the imposition of any lien or encumbrance on any asset of DigiCities pursuant to the terms of any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, or decree; (iii) result in the termination of any license, franchise, lease, or permit to which DigiCities is a party or by which DigiCities is bound; or (iv) violate or conflict with any other restriction of any kind or character to which DigiCities is subject. DigiCities' Board of Directors will take all actions required by law, or by DigiCities' Articles of Incorporation or Bylaws, or otherwise required or necessary to authorize the execution and delivery of this Agreement and to authorize the merger of DigiCities with and into AmeriCom pursuant to this Agreement.

        Section 5.16. Contracts.

               (a) Schedule 5.16 sets forth all DigiCities Contracts which have been entered into in the ordinary course of DigiCities' business on commercially reasonable terms, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the Effective Time. Except as set forth in Schedule 5.16, no DigiCities Contract is likely to result in a loss to DigiCities upon completion of the performance, and all DigiCities Contracts can be fulfilled or performed by the DigiCities in accordance with their respective terms without undue or unusual expenditures of money or effort. All DigiCities Contracts are listed on
Schedule 5.16, and true, correct and complete copies of all DigiCities Contracts have been delivered to AmeriCom.

               (b) There are no existing material defaults, events of default or events which, with the giving of notice or lapse of time, or both, would constitute a material default by DigiCities under any DigiCities Contract. No event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any DigiCities Contract.

               (c) To DigiCities' knowledge, neither this Agreement, the Merger nor the relationship between DigiCities and AmeriCom has caused or is likely to cause the termination, redetermination, or renegotiation of any DigiCities Contract except the Agreement between AmeriCom and DigiCities dated August 3, 1999 which will be terminated and superseded by this Agreement.

        Section 5.17. Litigation. Except as set forth in Schedule 5.17, no Action is pending or, to the knowledge of DigiCities, threatened against, by or affecting DigiCities.

        Section 5.18. Taxes. Except as set forth in Schedule 5.18, DigiCities has duly and timely filed all federal, state, municipal, local and foreign, if any, tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction (collectively, "Returns") with respect to all Taxes; all such Returns and reports show the correct and proper amount due; and the Taxes shown on all Returns and reports and all tax assessments received by DigiCities has been paid to the extent that such Taxes or estimates are due. DigiCities has previously provided to AmeriCom true, correct and complete copies of all Returns filed with respect to the two (2) tax years preceding the date hereof. Except as set forth in
Schedule 5.18, all Taxes imposed on DigiCities by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by DigiCities for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of DigiCities, and such reserves will be adequate to pay all Taxes of DigiCities for all periods through the Closing. There is not now any proposed assessment against DigiCities of additional Taxes of any kind. DigiCities is not a party to any tax sharing or tax allocation agreement, understanding, arrangement or commitment. There is no dispute or Action concerning any Tax Liability of the DigiCities raised by a Government in writing.

        Section 5.19. Employee Benefit Matters. DigiCities (i) has not established or contributed to any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, (ii) has not maintain or maintained, is or was a party to, and otherwise participates and has participated in, on its own behalf or on behalf of any former employees, any pension, profit-sharing, option, other incentive plan, or any other type of employee benefit plan, or (iii) has no obligation to, or customary arrangement with, former employees, if any, for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written.

        Section 5.20. Reporting Requirements. The DigiCities Common Stock has not been registered under Section 12 of the Exchange Act and DigiCities is not subject to the periodic reporting requirements of Section 15(d) of the Exchange Act.

        Section 5.21. Records The stock ledgers and stock transfer books and the minutes records of DigiCities relating to all issuances and transfers of stock by DigiCities, and all proceedings of the stockholders, the Board of Directors, and the committees hereof of DigiCities since its incorporation made available to AmeriCom are accurate stock ledgers and stock transfer books (as provided by the transfer agent) and minute book records of DigiCities or exact copies thereof. The corporate minute books of DigiCities are complete and each of the minutes contained therein accurately reflect the actions that were taken at the duly called and held meeting or by consent without a meeting. All actions by DigiCities which required director or stockholder approval are reflected in the corporate minute books of DigiCities. DigiCities is not in violation or breach of, or in default with respect to, any terms of its respective certificates of incorporation (or other charter documents) or bylaws.

        Section 5.22. Labor Disputes. No work stoppage or other labor dispute with respect to DigiCities is pending or threatened, and no application for certification of a collective bargaining agent is pending or threatened.

        Section 5.23. Insurance. During each of the past two (2) fiscal years, DigiCities has been adequately insured by financially sound and reputable insurers with respect to risks normally insured against and in amounts normally carried by companies similarly situated; all such policies are in full force and effect; all premiums due on such policies have been fully paid; and no notice of cancellation or termination has been received with respect to any policy.

        Section 5.24. Shareholder Relations. DigiCities is not aware of any actions or threatened action by any shareholder(s) against DigiCities or any officers or directors thereof. DigiCities believes its shareholder relations are good.

        Section 5.25. Disclosure. No representation or warranty by DigiCities in this Agreement and no statement by DigiCities, by any executive officer or other person or contained in any document, certificate, or other writing furnished by or on behalf of DigiCities to AmeriCom to in connection with this transaction, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make it not misleading or to fully provide the information required to be provided in the document, certificate, or other writing.

                                   ARTICLE VI.
                                    COVENANTS

        Section 6.1 Covenants of DigiCities.

        DigiCities hereby covenants to AmeriCom as follows:

               (a) Until the Effective Time, DigiCities will immediately advise AmeriCom in a detailed written notice of any fact or occurrence of any pending or threatened occurrence of which DigiCities obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or which, if existing and known at any time prior to or at the Effective Time, would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence.

               (b) Before DigiCities releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, DigiCities shall notify AmeriCom, shall furnish drafts of all documents or proposed oral statements to AmeriCom for comment, and shall not release any such information without the consent of AmeriCom, which consent shall not be unseasonably withheld. Nothing contained herein shall prevent DigiCities from releasing any information if required to do so by law.

               (c) Until the Effective Time, no amendment will be made in the Articles of Incorporation or Bylaws of DigiCities.

               (d) Until the Effective Time, no share of capital stock of DigiCities, option or warrant for any such share, right to subscribe for or purchase any such share, or security convertible into or exchangeable for any such share shall be issued or sold by DigiCities except with notice to and the consent of AmeriCom.

               (e) Until the Effective Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared paid, or effected by DigiCities in respect of the outstanding shares of DigiCities Common Stock. Until the Effective Time, no direct or indirect redemption, purchase, or other acquisition shall be made by DigiCities of shares of DigiCities Common Stock.

               (f) Until the Effective Time, DigiCities shall not borrow money or otherwise incur any indebtedness, except in the ordinary course of business or with notice to and consent of AmeriCom.

               (g) Until the Closing Date, DigiCities will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of AmeriCom free and full access to the properties, books, and records of DigiCities, will permit them to make extracts from and copies of such books and records, and will from time to time furnish AmeriCom with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of DigiCities as AmeriCom from time to time may request. Until the Closing Date, DigiCities will cause the independent certified public accountants of DigiCities to make available to AmeriCom and its independent certified public accountants the work papers relating to the DigiCities financial statements prepared by them.

               (h) Until the Effective Time, DigiCities will conduct its affairs so that at the Effective Time, no representation or warranty of DigiCities will be inaccurate, no covenant or agreement of DigiCities will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of DigiCities. Until the Effective Time, DigiCities will conduct its affairs in all respects only in the ordinary course of business and will use its best efforts to preserve the business operations of DigiCities intact, to keep available services of its present personnel, to preserve in full force and effect the contracts, agreements instruments, leases, licenses, arrangements, and understandings of DigiCities and to preserve the good will of its suppliers, customers, and others having business relations with it.

               (i) DigiCities shall not make any agreement or reach any understanding not approved by AmeriCom as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

               (j) Prior to the Closing Date, DigiCities shall assist AmeriCom in the timely preparation and filing of all documents necessary to be filed with the California Secretary of State. DigiCities will comply with any applicable transfer tax statutes that require any such filing before the Effective Time.

               (k) DigiCities agrees to indemnify and hold harmless AmeriCom's officers, directors, employees, agents, and counsel, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control AmeriCom within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and, if the Merger is abandoned or terminated pursuant to Article VIII or otherwise except solely as a result of a breach of this Agreement by AmeriCom (the "AmeriCom Indemnitees"), against any and all losses, liabilities, claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 6.1(k), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, in each case whether or not involving a third party) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in any application or other document or communication executed by, or on behalf of, DigiCities filed with any governmental authority in connection with the Merger; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, DigiCities, or any DigiCities security holder, and (ii) any breach of any representation, warranty, covenant, or agreement of DigiCities contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability DigiCities may otherwise have, including liabilities arising under this Agreement.

        Section 6.2.  Covenants of AmeriCom.

               (a) Until the Effective Time, AmeriCom will comply with all disclosure requirements of Sections 13, 14 and 16 of the Exchange Act.

               (b) Before AmeriCom or any AmeriCom Subsidiary releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, AmeriCom and the AmeriCom Subsidiaries shall notify DigiCities, shall furnish drafts of all documents or proposed oral statements to DigiCities for comment, and shall not release any such information without the consent of DigiCities, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent AmeriCom from releasing any information if required to do so by law, or pursuant to Section 6.2(a).

               (c) Until the Effective Time, no amendment will be made in the Certificate of Incorporation or Bylaws of AmeriCom.

               (d) Until the Effective Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by AmeriCom in respect of the outstanding shares of AmeriCom Common Stock. Until the Effective Time, no direct or indirect redemption, purchase, or other acquisition shall be made by AmeriCom or any Subsidiary of shares of AmeriCom Common Stock.

               (e) Until the Closing Date, AmeriCom will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of DigiCities and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of AmeriCom and the Subsidiaries, and will permit them to make extracts from and copies of such books and records.

               (f) Until the Effective Time, AmeriCom and AmeriCom Subsidiaries will conduct their affairs so that at the Effective Time no representation or warranty of AmeriCom will be inaccurate, no covenant or agreement of AmeriCom will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of AmeriCom or any AmeriCom Subsidiary.

               (g) AmeriCom agrees to indemnify and hold harmless DigiCities' officers, directors, employees, agents, and counsel, in each case past or present, and each person, if any, who controls, controlled, or will control DigiCities within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and, if the Merger is abandoned or terminated pursuant to Article IX or otherwise solely as a result of a breach of this Agreement by AmeriCom (the "DigiCities Indemnitees"), against any and all losses, liabilities, claims, damages and expenses whatsoever (which shall include, for all purposes of this Section 6.2(g), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, in each case whether or not involving a third party) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in any application or other document or communication decided by or on behalf of AmeriCom filed with any governmental authority in connection with the Merger; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, AmeriCom, any AmeriCom Subsidiary, or any AmeriCom security holder, or (ii) any breach of any representation, warranty, covenant, or agreement of AmeriCom contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability AmeriCom may otherwise have, including liabilities arising under this Agreement.

               (h) Prior to the Effective Time, neither AmeriCom nor any AmeriCom Subsidiary shall recapitalize or reclassify its respective outstanding capital stock or effect any stock dividend, stock split, or reverse stock split.

               (i) Prior to the Closing Date, AmeriCom shall prepare and file with the California Department of Corporations ("DOC") applications for a Fairness Hearing and reorganization permit.

AmeriCom shall use its best efforts to obtain a Fairness Order and limited offering qualification for the Merger.

        Section 6.3.  Post-Closing Covenants.

               (a) After the Effective Time, AmeriCom will use its best, commercially reasonable efforts to remove Joseph Jacobson as a guarantor of DigiCities debts and, if required, substitute AmeriCom as a substitute Guarantor to replace Mr. Jacobson.

               (b) After the Effective Time, AmeriCom will appoint Scott Carni as President of the new DigiCities Division of AmeriCom, to serve in such capacity for so long as he faithfully and competently carries out the duties of such position.

               (c) After the Effective Time, AmeriCom intends to seek listing of its common stock on the NASD's OTC Bulletin Board.

                                  ARTICLE VII.
                            CONDITIONS TO THE MERGER

        Section 7.1. Conditions Precedent to AmeriCom's Obligation to Close. AmeriCom's obligation to consummate the Merger is subject to the satisfaction, on or before the Closing Date, of the following conditions:

               (a) Each of the acts and undertakings of DigiCities to be performed on or before the Closing Date pursuant to the terms of this Agreement has been duly performed.

               (b) DigiCities has furnished AmeriCom with a copy, certified by DigiCities' secretary, of (i) a resolution or resolutions duly adopted by DigiCities' Board of Directors authorizing and approving this Agreement and directing that it be submitted to a vote of DigiCities' shareholders, and (ii) a resolution or resolutions adopting this Agreement, duly approved by the holders of at least a majority of the total number of outstanding shares of Common Stock of DigiCities.

               (c) All the representations and warranties of DigiCities contained in this Agreement and in the schedules required pursuant to Article IV are true in every respect on the Closing Date, with the same effect as though such representations and warranties had been made on that date; and AmeriCom has received at the Closing a certificate, dated the Closing Date and executed by the President or a Vice President of DigiCities, containing a verification to that effect.

               (d) DigiCities has furnished AmeriCom with a favorable opinion of DigiCities' counsel dated the Closing Date, substantially in the form attached as Appendix A. In addition to matters specified in the form, the opinion must include such other matters incident to the contemplated transactions as are reasonably requested by AmeriCom or its counsel.

               (e) AmeriCom has received, or has satisfied itself that it will receive, in form satisfactory to it, all necessary approvals of the transactions contemplated by this Agreement from authorities having any jurisdiction over the business or transactions of DigiCities so that DigiCities may continue to carry on their business as presently conducted after consummation of the Merger; and no such approval and no license or permit granted to DigiCities has been withdrawn or suspended.

               (f) All consents of other parties to the mortgages, notes, leases, franchises, agreements, licenses, and permits of DigiCities necessary to permit consummation of the Merger have been obtained.

               (g) DigiCities has delivered the schedules as required in Article V, updated through the Closing Date.

               (h) In its sole and absolute discretion, AmeriCom is satisfied with any matter reflected, listed, or disclosed in the updated schedules that was not reflected, listed, or disclosed in the original schedules.

               (i) DigiCities has delivered to AmeriCom an executed non-compete agreement from each of the individuals as set forth in Schedule 7.1(i), in substantially the form of Exhibit A attached to the Agreement.

        Section 7.2. Conditions Precedent to DigiCities' Obligation to Close. DigiCities' obligation to consummate the Merger is subject to the satisfaction, on or before the Closing Date, of the following conditions:

               (a) Each of the acts and undertakings of AmeriCom to be performed on or before the Closing Date pursuant to the terms of this Agreement has been duly performed.

               (b) AmeriCom has furnished DigiCities with a copy, certified by AmeriCom's secretary, of a resolution or resolutions duly adopted by AmeriCom's Board of Directors authorizing and approving this Agreement and directing that it be submitted to a vote of AmeriCom's shareholders, and (ii) a resolution or resolutions adopting this Agreement, duly approved by the holders of at least a majority of the total number of outstanding shares of Common Stock of AmeriCom.

               (c) All the representations and warranties of AmeriCom contained in this Agreement and in the schedules required pursuant to Article IV are true in every respect on the Closing Date, with the same effect as though such representations and warranties had been made on that date; and DigiCities has received at the Closing a certificate, dated the Closing Date and executed by the President or a Vice President of AmeriCom, containing a verification to that effect.

               (d) DigiCities has received, or has satisfied itself that it will receive, in form satisfactory to it, all necessary approvals of the transactions contemplated by this Agreement from authorities having jurisdiction over the business or transactions of AmeriCom or any AmeriCom Subsidiary so that AmeriCom and AmeriCom Subsidiaries may continue to carry on their business as presently conducted after consummation of the Merger; and no such approval and no license or permit granted to AmeriCom or any AmeriCom subsidiary has been withdrawn or suspended.

               (e) All consents of other parties to the mortgages, notes, leases, franchises, agreements, licenses, and permits of AmeriCom or any AmeriCom Subsidiary necessary to permit consummation of the Merger have been obtained.

               (f) AmeriCom has delivered the schedules as required in Article IV, updated through the Closing Date.

        Section 7.3.  Additional Conditions to the Obligations of DigiCities.

               (a) The obligations of DigiCities to consummate the Merger is subject to the satisfaction of the following additional conditions: (i) AmeriCom shall receive a limited offering permit from the State of California, Department of Corporations pursuant to Section 25120 of the California Corporations Code and a Fairness Order pursuant to Section 25142 of the California Corporations Code; and (ii) the availability of Section 3(a)(10) exemption under the Securities Act of 1933, as amended.

               (b) Upon the Closing Date, AmeriCom will pay those certain outstanding payables identified in Schedule 7.3.

               (c) AmeriCom will enter into an Indemnification Agreement with Joseph Jacobson as of the Closing Date whereby AmeriCom will indemnify Mr. Jacobson for any claims made against him as a Guarantor of DigiCities liabilities up to an aggregate amount of $85,000.

                                  ARTICLE VIII.
                             SURVIVAL OF WARRANTIES

        The representations and warranties included or provided for in this Agreement or in any schedule or certificate or other document delivered pursuant to this Agreement will survive the Closing Date for a period of one (1) year. No claim may be made under this Article VIII unless written notice of the claim is given within that one (1) year period.

                                   ARTICLE IX.
                            TERMINATION OF AGREEMENT

        Section 9.1. Termination by AmeriCom. As soon as practicable, and in any event within fifteen (15) days after the receipt of (i) the last schedule required to be delivered to AmeriCom by

DigiCities pursuant to Article V and (ii) any supporting documentation requested by AmeriCom, AmeriCom will give DigiCities notice if AmeriCom has decided that it wishes to terminate this Agreement based on any information contained in any of the schedules or obtained during the course of its investigation pursuant to
Section 6.1. The notice will specify the information contained in the schedules or obtained during the investigation on which AmeriCom's decision to terminate is based. DigiCities will have ten (10) days after the receipt of the notice to review that information with AmeriCom. If AmeriCom does not withdraw its notice within this five (5) day period, all further obligations of AmeriCom and DigiCities under this Agreement will terminate without further liability of AmeriCom to DigiCities or of DigiCities to AmeriCom, except their respective obligations as provided in Section 9.3. If AmeriCom does not advise DigiCities within the fifteen (15) day period specified in the first sentence above that it wishes to terminate this Agreement, AmeriCom will be considered to be satisfied with the information relating to DigiCities contained in the schedules or obtained during the course of its investigation, subject to AmeriCom's rights concerning the continued accuracy of DigiCities' representations and warranties as required in Section 6.1.

        Section 9.2. Termination. This Agreement and the transactions contemplated under this Agreement may be terminated at any time before the Closing Date, either before or after the approval of DigiCities' shareholders is obtained:

               (a)    By mutual consent of AmeriCom and DigiCities;

               (b) By AmeriCom if there has been a material misrepresentation or a material breach of warranty in DigiCities' representations and warranties set forth in this Agreement or in any schedule or certificate delivered pursuant to this Agreement;

               (c) By DigiCities if there has been a material misrepresentation or a material breach of warranty in AmeriCom's representations and warranties set forth in this Agreement or in any schedule or certificate delivered pursuant to this Agreement;

               (d)  By  AmeriCom  or   DigiCities  if  either  party  will  have
determined in its sole discretion that the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of the institution or threat of institution, by governmental authorities (local, state, or federal) or by any other Person, of material litigation or proceedings against either or both of the parties, it being understood and agreed that a written request by governmental authorities for information with respect to the proposed transactions, which could be used in connection with such litigation or proceedings, may be considered by AmeriCom or DigiCities to be a threat of material litigation or proceedings, whether such request is received before or after the date of this Agreement;

               (e) By AmeriCom if it has determined that the business, assets, or financial condition of DigiCities taken as a whole, have been materially and adversely affected, whether by reason of changes, developments, or operations in the ordinary course of business or otherwise;

               (f) By AmeriCom if it has determined that the business, assets, or financial condition of DigiCities taken as a whole, have been materially and adversely affected, whether by reason of changes, developments, or operations in the ordinary course of business or otherwise;

               (g) By DigiCities if it has determined that the business, assets, or financial condition of AmeriCom taken as a whole, have been materially and adversely affected, whether by reason of changes, developments, or operations in the ordinary course of business or otherwise;

               (h) By AmeriCom if any condition set forth in Section 7.1 is not satisfied prior to the Closing Date;

               (i) By  DigiCities  if any condition set forth in Sections 7.2 or
7.3 is not satisfied prior to the Closing Date; and

               (j) By DigiCities or by AmeriCom if the Closing Date referred to in Section 1.2 has not occurred by October 31, 1999.

        Section 9.3. Right to Proceed. In the event that this Agreement is terminated pursuant to Article IX, or because of the failure to satisfy any of the conditions specified in Article VII, all further obligations of AmeriCom and of DigiCities under this Agreement will terminate without further liability of AmeriCom to DigiCities or DigiCities to AmeriCom, except for the obligations of both parties under Sections 9.3, 9.4, 10.5, 10.2 and 11.5; provided, however, despite anything in this Agreement to the contrary, that if DigiCities fails to satisfy any of the conditions specified in Article VI, AmeriCom will nonetheless have the right, in its discretion, to proceed with the transactions contemplated by this Agreement.

        Section 9.4. Return of Documents. In the event of the termination of this Agreement for any reason, each party will return to the other party all documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Each party will not use any information so obtained for any purpose, and will take all practicable steps to have such information kept confidential.

                                   ARTICLE X.
                              ADDITIONAL AGREEMENTS

        Section  10.1.  Expenses.  Except  as  otherwise  provided  herein,  all expenses incurred by AmeriCom in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this
Agreement and the transactions contemplated hereby shall be paid by AmeriCom. Except as otherwise provided herein, all expenses incurred by DigiCities in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby shall be paid by DigiCities. AmeriCom will pay up to $10,000 of all legal fees incurred by DigiCities in consummating this Merger transaction.

        Section 10.2. Publicity. All press releases and other public announcements respecting the subject matter hereof shall be made in compliance with Sections 6.1(b) and 6.2(b).

        Section 10.3. Approval of DigiCities Shareholders. DigiCities will take all necessary steps to obtain approval of the merger transaction by a majority of the DigiCities shareholders within ten (10) days from the date the Department of Corporation approves the mailing of the Fairness Hearing Notice, which number of days includes adequate time for the preparation and mailing of information to shareholders. In all material sent to or other communications with the shareholders on this subject, DigiCities's Board of Directors will recommend to the shareholders that they adopt the Plan of Merger and approve the terms of this Agreement. DigiCities shareholders will also be advised of their appraisal rights, should they object to the merger transaction.

        Section 10.4. Approval of AmeriCom Shareholders. AmeriCom will take all necessary steps to obtain approval of the merger transaction by a majority of the AmeriCom shareholders within ten (10) days from the date the Department of Corporation approves the mailing of the Fairness Hearing Notice, which number of days includes adequate time for the preparation and mailing of information to shareholders. In all material sent to or other communications with the shareholders on this subject, AmeriCom's Board of Directors will recommend to the shareholders that they adopt the Plan of Merger and approve the terms of this Agreement. AmeriCom shareholders will also be advised of their appraisal rights, should they object to the merger transaction.

                                   ARTICLE XI.
                                  MISCELLANEOUS

        Section 11.1. Governing Law; Counterparts. This Agreement (a) will be construed under and in accordance with the laws of the State of California; (b) will be binding on and will inure to the benefit of the parties to the Agreement and their respective successors and assigns; (c) may be executed in one or more counterparts, all of which will be considered one and the same Agreement, and will become effective when one (1) or more counterparts will have been signed by each of the parties and delivered to AmeriCom and DigiCities; and (d) embodies the entire Agreement and understanding, superseding all prior agreements and understandings between DigiCities and AmeriCom relating to the subject matter of this Agreement.

        Section 11.2. Notices. All notices or other communications required hereunder shall be in writing and shall be sufficient in all respects and shall be deemed delivered after five (5) days if sent via registered or certified mail, postage prepaid; the next day if sent by overnight courier service; or one
(1) business day after transmission, if sent by facsimile to the following:

               If to AmeriCom:              Robert Cezar, President
                                            AmeriCom USA, Inc.
                                            1303 Grand Avenue
                                            Arroyo Grande, CA 93420
                                            Facsimile: (805) 473-4022

               With A Copy To:              Scott E. Bartel, Esq.
                                            Bartel Eng Linn & Schroder
                                            300 Capitol Mall, Suite 1100
                                            Sacramento, CA 95814
                                            Facsimile: (916) 442-3442

               If to DigiCities:            Scott Carni, President
                                            DigiCities, Inc.
                                            5855 Green Valley Circle
                                            Suite 206
                                            Culver City, CA 90230
                                            Facsimile: (310) 670-9175

               With a Copy To:              Alan Barkan, Esq.
                                            Lopshire & Barkan
                                            21550 Oxnard Street
                                            Suite 630
                                            Woodland Hills, CA  91367
                                            Facsimile:  (818) 703-6975

        Each party shall promptly notify the other party in writing of any change of address.

        Section 11.3. Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as, or be construed to be, a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors or by a duly authorized officer of the waiving party.

        Section 11.4. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of DigiCities and AmeriCom and their respective successors and assigns; provided, however, that no party hereto shall have the right to assign its rights and obligations hereunder without the prior written consent of the other parties hereto.

        Section 11.5. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in Section 11.4.

        Section 11.6. Amendments. This Agreement may be amended only by the written agreement of all parties; provided, however, that if amended after the meeting of the shareholders of DigiCities, the terms regarding the conversion contained in Section 3.1(a) will not be amended without the further approval of DigiCities' shareholders as required by law.


     [remainder of page intentionally left blank -- signature page follows]

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.

                                            AmeriCom USA, Inc.,
                                            A Delaware Corporation


                                            By: /s/ ROBERT CEZAR
                                                    -------------------------
                                                    Robert Cezar, President


                                            By: /s/ HELEN COOPER
                                                    ------------------------
                                                    Helen Cooper, Secretary


                                            DigiCities, Inc.
                                            A California Corporation


                                            By: /s/  SCOTT CARNI
                                                     ------------------------
                                                     Scott Carni, President


                                            By: /s/ CHAD LEMS
                                                    -------------------------
                                                    Chad Lems, Secretary

                                         AMENDMENT AGREEMENT


This Agreement dated November 15, 1999 is an Amendment Agreement to the Merger and Recapitalization Agreement and Plan of Reorganization, dated September 27. 1999, in which digiCities will merge into the Corporation (the "Merger") and modifies the existing Agreement of the Parties.

   WHEREAS, the Board of Directors of each company resolved on September 27, 1999 to approve the Merger and Recapitalization Agreement and Plan of Reorganization, dated September 27, 1999, in which digiCities will merge into the Corporation; and

   WHEREAS, the Merger is to be approved by the State of California Corporations Division at a Fairness Hearing; and

   WHEREAS, the date for the Fairness Hearing has yet to be assigned by the State;

   NOW THEREFORE, the parties hereby agree to an extension of the Merger Agreement and Plan of Reorganization for an additional sixty (60) days to January 15, 2000.

IN WITNESS WHEREOF the Parties have cause this Amendment Agreement to be duly executed on the dates as noted below.

AMERICOM USA, INC.                             DIGICITIES, INC.


Per:  /s/  ROBERT CEZAR                        Per:  /S/ SCOTT CARNI
           ------------                                  ------------
Name:      Robert Cezar                        Name:     Scott Carni
Title:                                         Title:    President

Dated:      November 16, 1999                  Dated:      November 16, 1999
            ------------------                             ------------------

                                    EXHIBIT B

                        FINANCIAL STATEMENTS OF AMERICOM
                          AS OF SEPTEMBER 30, 1999 AND
                         PRO FORMA FINANCIAL STATEMENTS
                       ASSUMING THE MERGER WITH DIGICITIES
                       HAD OCCURRED ON SEPTEMBER 30, 1999

                                TABLE OF CONTENTS



PART I. FINANCIAL INFORMATION                                           PAGE NO.


Item 1: Financial Statements:

        Unaudited Consolidated Balance Sheets-
             September 30, 1999 and June 30, 1999                          3

        Unaudited Consolidated Statements of Operations -
             Three months ended September 30, 1999
             and September 30, 1998                                        4

        Unaudited Consolidated Statement of Changes
             in Stockholders' Equity for the Three
             Months ended September 30, 1999                               5

        Unaudited Consolidated Statements of Cash
             Flows-Three months ended September 30, 1999
             and September 30, 1998                                        6

        Notes to Unaudited Consolidated Financial Statement              7-9

        Pro Forma Condensed Consolidated Balance Sheet
             as of September 30, 1999                                     10

        Pro Forma Condensed Consolidated Statement of
             Operations for the Three Months ended September
             30, 1999                                                     11

        Notes to ProForma Consolidated Financial Statements               12

Item 2: Management's Discussion and Analysis of
        Financial Condition and Results of Operations                  13-16


PART II.     OTHER INFORMATION

Item 5: Other Information                                                 17

Item 6: Exhibits and Reports on Form 8-K                                  17

        Signature                                                         18

                       AmeriComUSA, Inc. and Subsidiaries
                       Interim Consolidated Balance Sheet
                      September 30, 1999 and June 30, 1999
                                  (Unaudited)


                                     ASSETS

                                                                        Sept. 30, 1999           June 30, 1999
                                                                        --------------          ---------------

  Current Assets:
     Cash                                                               $      34,485                    5,497
     Accounts Receivable                                                      167,451                   33,819
     Advances Receivable                                                       56,054                   53,930
     Other Current Assets                                                     101,179                   10,338
                                                                        --------------          ---------------
  Total Current Assets                                                        359,169                  103,584

  Property and Equipment, Net                                                 521,623                  537,223

  Other Assets:
      Software, net                                                         1,301,669                1,441,134
      Advances pursuant to merger- cash and common stock                      520,000                  520,000
      MyLine software cost, net                                             1,324,389                1,452,556
      Goodwill, net                                                           362,609                  383,528
      Deposits                                                                                          20,534
                                                                        --------------          ---------------
        Total Other Assets                                                  3,508,667                3,817,752
                                                                        --------------          ---------------

             TOTAL ASSETS                                               $   4,389,459                4,458,559
                                                                        ==============          ===============

                                   LIABILITIES AND STOCKHOLDERS' DEFICIENCY

   Liabilities:
      Accounts Payable                                                  $   1,040,360                1,371,503
      Payroll Taxes Payable                                                   468,398                  150,917
      Accrued Payables                                                        621,213                  233,620
      Notes & Loans Payable - Short Term                                      235,404                  974,096
      Convertible Promissory Notes                                            361,004                  150,000
                                                                        --------------          ---------------
  Total Current Liabilities                                                 2,726,379                2,880,136

     Notes & Loans Payable - Long Term                                        610,143                  200,000
                                                                        --------------          ---------------

   TOTAL LIABILITIES                                                        3,336,522                3,080,136

  Refundable Common Stock:
       Common Stock - Refundable (1,978,000 shares issued
        and outstanding) (June 1999 1,889,000 shared issued )                     197                      189
       Common Stock Subscribed (June 1999 161,000 shares refundable)                                        16
        Additional Paid-in Capital                                          2,815,270                2,947,859
        Less due from investors for issued common stock                                               (124,200)
        Less subscriptions receivable                                                                 (289,800)
                                                                        --------------          ---------------
           Total Refundable Common Stock                                    2,815,467                2,534,064

  Stockholders' Deficiency:
      Preferred Stock, $.0001 par value, 10,000,000 shares
           authorized, none issued and outstanding                                  -
      Common Stock, $.0001 par value, 100,000,000 shares
           authorized, 33,738,217 shares issued and outstanding
       (32,519,284 for June 1999)                                               3,373                    3,252
      Additional Paid-in Capital                                           10,145,415                8,416,156
      Accumulated Deficit                                                 (11,911,318)              (9,575,049)
                                                                        --------------          ---------------
       Total Stockholders Deficiency                                       (1,762,530)              (1,155,641)
                                                                        --------------          ---------------

        TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                  $   4,389,459                4,458,559
                                                                        ==============          ===============







                       AmeriComUSA, Inc. and Subsidiaries
                  Interim Consolidated Statement of Operations
          For The Three Months Ended Sept. 30, 1999 and Sept. 30, 1998
                                   (Unaudited)


                                     ASSETS



                                                                 Sept. 30, 1999            Sept. 30, 1998
                                                                ----------------          ----------------

Revenues                                                            $    264,755                        0
                                                                    ------------
         Total Revenues                                                  264,755                        0
                                                                    ------------
Cost of Sales                                                            222,291                        0
                                                                    ------------
          Total Cost of Sales                                            222,291                        0
                                                                    ------------
Gross Profit                                                              42,464                        0
                                                                    ------------

Expenses:
  Salaries & Wages                                                       916,226                   90,117
  Payroll Taxes                                                           84,366                    6,298
  Advertising & Public Relations                                          52,486
  Amortization                                                           288,551
  Audit & Accounting                                                      40,413
  Building Rent                                                           61,998                    4,800
  Consulting Expense                                                     104,499                   29,724
  Depreciation                                                            29,816                      482
  Insurance                                                               55,840                    6,029
  Legal                                                                  328,595                   16,081
  Other general and administrative expenses                               65,964                    8,369
  Outside Services                                                       219,799                    1,445
  Telephone Expense                                                       55,675                    9,135
  Travel Expense                                                          51,995                    5,206
                                                                    ------------             ------------
Total Expenses                                                         2,356,223                  177,686
                                                                    ------------             ------------
Operating Loss                                                        (2,313,759)                (177,686)
                                                                    ------------             ------------
Other Income (Expense):
  Interest Expense                                                       (21,119)                  (6,070)
  Vendor Finance Charges                                                  (1,370)                    (661)

Net Other Expense                                                        (22,489)                  (6,731)
                                                                    ------------             -------------
Net Loss                                                            $ (2,336,248)                 (184,417)
                                                                    ============             =============

  Net Loss Per Common Share - basic and diluted                         (0.07)                      N/A
                                                                    ============             =============
  Weighted Average Shares - basic and diluted                        32,931,618                     N/A
                                                                    ============             =============

                       AmeriComUSA, Inc. and Subisidaries
       Interim Consolidated Statement of Changes in Stockholders' Equity
   For the Three Months Ended Sept. 30, 1999 and for Year Ended June 30, 1999
                                  (Unaudited)



                                            AmeriComUSA, Inc.
                                              Common Stock            Additional                                    Total
                                                Issued                 Paid-in       Accumulated                  Stockholders
                                           Shares        Amount        Capital         Deficit                       Equity
                                        ------------  ------------    ----------    -------------                 ------------

Balance, June 30, 1999                   32,519,284    $    3,252     $ 8,416,153   $ (9,575,049)                 $  (1,155,644)
Conversion of promissory notes into
common stock                                131,371            13         262,729
Issuance of common stock for cash           523,996            55         786,773
Conversion of notes into
common stock                                443,645            44         473,913                                      473,957
Issuance of common stock for services       119,921            10         205,845
Net Loss, three months ended 9/30/99                                                  (2,336,248)                   (2,336,248)
                                        ===========    ==========     ===========   =============                 =============
Balance, September 30, 1999              33,738,217    $    3,374     $10,145,413   $(11,911,297)                 $ (1,762,510)
                                        ===========    ==========     ===========   =============                 =============



                       AmeriComUSA, Inc. and Subisidaries
                   Interim Consolidated Statement of Cash Flow
          For the Three Months Ended Sept. 30, 1999 and Sept. 30, 1998
                                   (Unaudited)



                                                                                   Sept.30, 1999         Sept.30, 1998
                                                                                   -------------         -------------

Cash flows from operating activities:
  Net Loss                                                                          $(2,336,248)           $ (184,417)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Amortization                                                                      288,551
      Depreciation                                                                       29,816
  Changes in operating assets and liabilities:
   (Increase) decrease in:
      Accounts receivable                                                               (34,485)               28,415
      Advances receivable                                                              (164,751)               (1,700)
      Other current assets                                                              (54,814)
    Increase (decrease) in:
      Accounts payable and accrued expenses                                             558,404                95,294
      Payroll taxes payable                                                             408,108                10,746

      Net cash (used in) provided by operating activities                            (1,305,419)              (51,662)
                                                                                   -------------         -------------
Cash flows from investing activities:
  Purchase of property and equipment                                                   (513,481)
                                                                                   -------------         -------------

      Net cash used in investing activities                                            (513,481)                    -
                                                                                   -------------         -------------
Cash flows from financing activities:
  Sale of common stock                                                                1,596,674
  Increase (decrease) in notes payable                                                  248,015                52,950
                                                                                   -------------         -------------

      Net cash provided by financing activities                                       1,844,689                52,950
                                                                                   -------------         -------------

Net increase (decrease) in cash                                                          25,789                 1,288

Cash and cash equivalents at beginning of period                                          8,696                   248
                                                                                   -------------         -------------

Cash and cash equivalents at end of period                                             $ 34,485               $ 1,536
                                                                                   =============         =============




                       AmeriComUSA, Inc. and Subsidiaries
               Notes to Interim Consolidated Financial Statements
                            As of September 30, 1999



NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however, that all adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

For further information, refer to the consolidated financial statements and footnotes included in the company's Form 10-KSB for the year ended June 30, 1999.

NOTE 2 - CONVERTIBLE NOTES PAYABLE

At June 30, 1999 there were two convertible promissory notes outstanding aggregating $150,000. In July ,1999 both of the convertible promissory notes were converted to common stock of the Company at a price of $2.00 per share. The shares issued approximated 75,990, including 990 shares issued for accrued interest.

NOTE 3 - CANCELLED MERGER

On July 1,  1999  the  Company  entered  into a  Merger  Agreement  and  Plan of
Reorganization   ("Merger")  with  a  trading  public  shell.   The  merger  was
subsequently terminated by mutual consent of the parties.

NOTE 4 - SUBSCRIPTION AGREEMENT

On July 29, 1999 the Company entered into a subscription agreement with a foreign investor providing for the sale of 1,250,000 shares of the Company's common stock for total proceeds of $2,500,000. The Agreement provided for the sales price to be held in escrow, and conditioned release of the funds and completion of the sale upon the Company' stock being listed for trading on the NASD OTC Bulletin Board.

NOTE 5 - ACQUISITION OR DISPOSITION OF ASSETS

On September 27, 1999 AmeriComUSA, Inc. (`the Company') finalized a Merger and Recapitalization Agreement and Plan of Reorganization with digiCities, Incorporated (`the Agreement'). The Agreement was initially entered into on August 2, 1999 but subsequently re-negotiated and amended. The Agreement was concluded pursuant to the Memorandum of Understanding reached with digiCities on July 2, 1999 and previously reported on Form 8K.

The Agreement provides for the Company to acquire all of digiCities' issued and outstanding common stock in exchange for 3,500,014 shares of AmeriComUSA's Class A common stock. In addition, AmeriComUSA will allocate options to purchase 1,500,000 shares of its Class A common stock to digiCities employees, pursuant to AmeriComUSA's employee stock option plan. Following completion of the acquisition, digiCities, Inc. will cease to exist as an independent entity.

Completion of the merger is contingent upon satisfaction of certain conditions detailed in the Agreement, including the obtaining of a Fairness Order and permit qualification for the merger from the California Department of Corporations.

The Agreement also provides for the Company's authorized capital stock to be increased to 120,000,000 shares of which 99,000,000 shares will be designated as Class A Common Stock, $0.0001 par value, 1,000,000 will be designated as Class B Common Stock, $0.0001 par value and 20,000,000 will be designated as Preferred Stock, $0.0001 par value. The Class A Common Stock shall have all the rights, preferences ad privileges granted to common stock under the General Delaware Corporations Law while the Class B Common Stock and Preferred Stock shall have such rights, preferences and privileges and shall be issued in such numbers as the Company's Board of Directors may determine from time to time.

Simultaneously with the merger with digiCities, all the outstanding shares of the Company's Common Stock will be converted and exchanged to shares of Class A Common Stock, $0.0001 par value on a one-for-one basis.

NOTE 6 - REFUNDABLE COMMON STOCK

Pursuant to the common stock subscription agreements under the Private Placement, the investor may, at their option, request a full refund if the Company does not become quoted on the OTC Bulletin Board by a stipulated date of January 31, 1999 for original subscription agreements and September 30, 1999 for amended subscription agreements. Pursuant to the Securities and Exchange Commission Codification of Financial Reporting Policies Section 211, the refundable common stock is presented as a separate item between liabilities and equity.

NOTE 7 - STOCKHOLDERS' EQUITY

(A) Conversion of Promissory Notes into Common Stock

In July three convertible promissory notes issued by the company during 1999 aggregating $260,000 were converted to common stock at a price of $2.00 per share. The shares issued aggregated 131,371 including 1,371 shares issued for accrued interest.

(B) Issuance of Common Stock for cash

During the three months ended September 30,1999 stock was sold and issued for cash. The shares were issued aggregating $786,773. The total aggregated shares issued were 523,996.

(C) Conversion of Notes into Common Stock

During the three months ended September 30,1999 two note payments and two notes were converted into shares. The shares were issued aggregating $473,913. The total aggregated shares issued were 443,645.

(D) Issuance of Common Stock for Services

During the three months ended September 30, 1999 stock was issued for services. The shares were issued aggregating $205,845. The total aggregated shares issued were 119,921.

                       AmeriComUSA, Inc. and Subsidiaries
                                   Pro Forma
                       Interim Consolidated Balance Sheet
                               September 30, 1999
                                   (Unaudited)


                                     ASSETS


  Current Assets:
     Cash                                                           $     43,353
     Accounts Receivable                                               1,012,281
     Advances Receivable                                                  56,054
     Other Current Assets                                                 30,329
                                                                    -------------
  Total Current Assets                                                 1,142,017

  Property and Equipment, Net                                            637,393

  Other Assets:
      Deposits                                                               457
      Long Term Receivables                                              284,633
      Software, net                                                    1,301,669
      Advances pursuant to merger - cash and common stock                520,000
      MyLine software cost, net                                        1,324,389
      Goodwill, net                                                    7,238,750
                                                                    -------------
          Total Other Assets                                          10,669,898
                                                                    -------------

             TOTAL ASSETS                                           $ 12,449,308
                                                                    =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

   Liabilities:
      Accounts Payable                                              $  1,098,239
      Payroll Taxes Payable                                              471,752
      Employee Garnishments                                                  243
      Accrued Payables                                                   642,120
      Franchise Tax Payable                                                  800
      Factor Payable                                                     359,849
      Notes & Loans Payable - Short Term                                 244,130
      Convertible Promissory Notes                                       361,004
                                                                    -------------
  Total Current Liabilities                                            3,178,137

     Notes & Loans Payable - Long Term                                   880,837
                                                                    -------------

   TOTAL LIABILITIES                                                   4,058,974

  Refundable Common Stock:
       Common Stock - Refundable (1,978,000 shares issued
        and outstanding)                                                     197
        Additional Paid-in Capital                                     2,815,270
           Total Refundable Common Stock                               2,815,467

  Stockholders' Equity:
      Preferred Stock, $.0001 par value, 10,000,000 shares
           authorized, none issued and outstanding                             -
      Common Stock, $.0001 par value, 100,000,000 shares
           authorized, 37,238,231 shares issued and outstanding            3,723
      Additional Paid-in Capital                                      17,407,843
      Accumulated Deficit                                            (11,836,699)
                                                                    -------------
           Total Stockholders' Equity                                  5,574,867

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 12,449,308
                                                                    =============

                       AmeriComUSA, Inc. and Subsidiaries
                                   Pro Forma
                  Interim Consolidated Statement of Operations
                   For The Three Months Ended Sept. 30, 1999
                                  (Unaudited)


Revenues                                                            $  1,492,475
                                                                    -------------
         Total Revenues                                                1,492,475
                                                                    -------------
Cost of Sales                                                            302,363
                                                                    -------------
          Total Cost of Sales                                            302,363
                                                                    -------------
Gross Profit                                                           1,190,112
                                                                    -------------
Expenses:
  Salaries & Wages                                                     1,091,801
  Payroll Taxes                                                           91,334
  Advertising & Public Relations                                          62,285
  Amortization                                                           650,457
  Audit & Accounting                                                      56,512
  Building Rent                                                           72,641
  Consulting Expense                                                     109,421
  Depreciation Expense                                                    29,816
  Insurance                                                               57,040
  Legal                                                                  332,283
  Other general and administrative expenses                              106,283
  Outside Services                                                       379,296
  Telephone Expense                                                       70,794
  Travel Expense                                                          57,943
                                                                    -------------
Total Expenses                                                         3,167,906
                                                                    -------------

Operating Loss                                                        (1,977,794)
                                                                    -------------
Other Income (Expense):
  Interest Expense                                                       (21,119)
  Vendor Finance Charges                                                  (1,370)

Net Other Expense                                                        (22,489)
                                                                    -------------
Net Loss                                                            $ (2,000,283)
                                                                    =============

 Net Loss Per Common Share - basic and diluted                             (0.05)
                                                                    =============

 Weighted Average Shares - basic and diluted                          36,431,632
                                                                    =============



                       AMERICOM USA, INC. AND SUBSIDIARIES
         NOTES TO CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS




(1) The pro forma adjustments to the consolidated balance sheet give effect to the merger as if it occurred on September 30, 1999. The purchase price has been computed using a $2.00 per share fair market value of the 3,500,014 AmeriCom USA, Inc. common stock shares to be issued to the digiCities, Inc. stockholders. The $2.00 value is based upon recent issuances of AmeriCom USA, Inc. common stock for cash pursuant to private placements.

        The purchase price differential which was set at 6/30/99 computed as follows:

                 Purchase price                                $7,000,028
                 digiCities, Inc. stockholders' deficiency        238,019
                                                               ----------
                 Purchase price differential                   $7,238,047
                                                               ==========

        Since the merger has not yet closed, the Company has allocated the purchase price based on the assumption that the historical costs of the recorded assets and liabilities to be acquired approximate the fair market value of those assets and liabilities at the merger date. Accordingly, the purchase price differential of $7,238,047 has been allocated on a preliminary basis to goodwill pending the development of additional fair market value data of the acquiree's customer base intangible asset. The goodwill will be amortized over a period of five years using the straight-line method.

(2) Amortization of acquired goodwill is based on the assumption that the acquisition occurred on October 30, 1998, the inception date of digiCities, Inc.

        The pro forma effect of amortization of acquired goodwill over the next five years is as follows:


                 2000                           $1,447,609
                 2001                            1,447,609
                 2002                            1,447,609
                 2003                            1,447,609
                                                   485,382
                                                ----------
                                                $6,272,974
                                                ==========

                                    EXHIBIT C

                           SECTION 262 OF THE DELAWARE
                             GENERAL CORPORATION LAW

                          SECTION 262. Appraisal Rights


        (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 261, ss. 252, ss. 264, ss. 257, ss. 268, ss. 263 or ss. 264 of this title:

               (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsections (f) or (g) of ss. 261 of this title.

               (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 261,262, 264, 267, 268, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders:

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

               (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

        (d) Appraisal rights shall be perfected as follows:

               (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which "appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

               (2) If the  merger or  consolidation  was  approved  pursuant  to
        ss.228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

        (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d.) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (.a) and {&) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by I or more publications at least I week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application of the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section

        (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                               AMERICOM USA, INC.
                                1303 Grand Avenue
                         Arroyo Grande, California 93420
                                 (805) 542-6700


      THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby consents, as designated below, as to all the shares of common stock of AMERICOM USA, INC. ("Company") owned by the undersigned.

1. Approval of the Recapitalization of the Company's 38,099,235 shares of outstanding common stock into a newly authorized Class A Common Stock and the authorization of Class B Common Stock and preferred stock.

        FOR    _____         AGAINST _____      ABSTAIN _____

2. Approval of the issuance of 3,500,000 shares of Class A Common Stock to complete a merger with digiCities, Inc.

        FOR    _____         AGAINST _____      ABSTAIN _____


This written consent, when properly executed, shall be deemed voted in the manner directed herein by the undersigned stockholder.

Please sign exactly as your name appears on your share certificates. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by the president or another authorized officer. If the signatory is a partnership, please sign in the partnership name by an authorized person.

                    ________________________  _________________________________
                    Name (Print)                 Name (Print) (if held jointly)

Dated:              ________________________  _________________________________
                    Signature                    Signature (if held jointly)

                    ________________________  _________________________________
                    (Address)                    (Address)

                    ________________________  _________________________________
                      (City, State, Zip)        (City, State, Zip)




             PLEASE MARK, SIGN, DATE AND RETURN THE WRITTEN CONSENT
                      PROMPTLY USING THE ENCLOSED ENVELOPE.